Exhibit 4.1

INDENTURE

between

UNIBANCO – União de Bancos Brasileiros S.A.,

acting through its Grand Cayman Branch,

as Issuer,

and

THE BANK OF NEW YORK,

as Trustee and Luxembourg Paying and Transfer Agent

Initially Relating to US$ 200,000,000 Step-Up Subordinated Callable Notes due 2013

Dated as of December 12, 2003

Table of Contents

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1 Definitions	1

SECTION 1.2 Construction	12

ARTICLE II
THE NOTES

i

ARTICLE III
SUBORDINATION

ARTICLE IV
REDEMPTION

ARTICLE V
PAYMENT SUPPORT

SECTION 5.1 Establishment and Administration of Reserve Account	39

SECTION 5.2 Letters of Credit	42

SECTION 5.3 The Insurance Policy	43

ARTICLE VI
COVENANTS

SECTION 6.20 Available Information	49

SECTION 6.21 Appointment to Fill a Vacancy in Office of Trustee	50

SECTION 6.22 Payments and Paying Agents	50

ARTICLE VII
events of default and remedies

ARTICLE VIII
CONCERNING THE TRUSTEE

SECTION 8.1 Certain Rights and Duties of Trustee	57

SECTION 8.2 Trustee Not Responsible for Recitals; Etc	60

SECTION 8.3 Trustee and Others May Hold Notes	60

ARTICLE IX
CONCERNING THE HOLDERS

SECTION 9.1 Acts of Noteholders	69

SECTION 9.2 Notes Owned by Unibanco and Affiliates Deemed Not Outstanding	70

ARTICLE X
HOLDERS’ MEETINGS

v

ARTICLE XI
SUPPLEMENTAL INDENTURES

ARTICLE XII
SATISFACTION AND DISCHARGE

SECTION 12.1 Satisfaction and Discharge of Notes	75

SECTION 12.2 Satisfaction and Discharge of Indenture	76

SECTION 12.3 Application of Trust Money	77

ARTICLE XIII
DEFEASANCE

ARTICLE XIV
MISCELLANEOUS

SECTION 14.1 Compliance Certificates and Opinions	80

SECTION 14.2 Form of Documents Delivered to Trustee	81

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310	(a)(1)	8.7
	(a)(2)	8.7
	(a)(3)	8.14
	(a)(4)	not applicable
	(a)(5)	8.7
	(b)	8.1(e),8.8(b)
	(c)	not applicable

311	(a)	8.3(b)
	(b)	8.3(b)
	(c)	not applicable

312	(a)	2.22
	(b)	14.13
	(c)	14.13

313	(a)	8.12
	(b)	8.12
	(c)	8.12
	(d)	8.12

314	(a)	6.18
	(b)	not applicable
	(c)(1)	14.1
	(c)(2)	14.1
	(c)(3)	not applicable
	(d)	not applicable
	(e)	14.1

315	(a)	8.1,8.6
	(b)	8.15
	(c)	8.1(a)
	(d)	8.1(b)
	(e)	7.13

316	(a)(last sentence)	9.2
	(a)(1)(A)	7.12
	(a)(1)(B)	7.4
	(a)(2)	not applicable
	(b)	7.9
	(c)	9.1(g)

317	(a)(1)	7.6
	(a)(2)	7.5(a)
	(b)	6.23,8.11(e)

318	(a)	14.6

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this indenture.

INDENTURE (the “Indenture”) dated as of December 12, 2003 between Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch (“Unibanco”), a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (“Brazil”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”) and as Paying Agent in New York and Paying Agent and Transfer Agent in Luxembourg (the “Paying Agent”).

W I T N E S S E T H:

WHEREAS, Unibanco has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and is, on the date hereof, issuing U.S.$ 200,000,000 of its Step-Up Subordinated Callable Notes due 2013 under this Indenture (the “Initial Notes”);

WHEREAS, Unibanco has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Initial Notes and the authentication and delivery thereof by the Trustee;

WHEREAS, pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”), dated December 12, 2003 among Unibanco and certain other parties, Unibanco has agreed to effect an exchange offer pursuant to which Unibanco will issue notes registered under the United Stated Securities Act of 1933, as amended (the “Securities Act”) having identical terms as the Initial Notes (except for restrictions on transfer) in exchange for the Initial Notes (the “Exchange Notes”, and collectively with the Initial Notes, the “Notes”); and

WHEREAS, it is the intention of Unibanco to be bound by the terms of this Indenture and the Notes and Unibanco has done all things necessary to make the Notes, when executed by Unibanco acting through its Grand Cayman Branch (the “Branch”) and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of Unibanco (including the Branch), and to constitute these presents a valid indenture and agreement according to its terms, have been done;

WHEREAS, each of the parties hereto is entering into this Indenture for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONSOF
GENERAL APPLICATION

SECTION 1.1 Definitions. The following capitalized terms shall have the meanings set forth below:

“Account Control Agreement” means the Account Control Agreement related to the Reserve Account entered into and between Unibanco, The Bank of New York acting as Trustee, depository bank and as securities intermediary dated as of December 12, 2003.

“Act” when used with respect to any Noteholder, has the meaning set forth in Section 9.1.

“Additional Amounts” has the meaning set forth in Section 2.17(a).

“Additional Interest Amounts” has the meaning set forth in Section 2.8(b).

“Additional Notes” has the meaning set forth in Section 2.3(b).

“Affiliate” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such interests, by contract or otherwise.

“Amounts in Arrears” has the meaning set forth in Section 2.8(b).

“Applicable Procedures” has the meaning set forth in Section 2.13(e).

“Arrears Rate” has the meaning set forth in Section 2.8(b).

“Authenticating Agent” means the Person acting as Authenticating Agent hereunder pursuant to Section 8.11.

“Authorized Agent” means any Paying Agent, Authenticating Agent or Note Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

“Authorized Representative” of Unibanco or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

“Authorized Signatory” means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.

“Board of Directors” when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them, including, in the case of a Brazilian corporation (sociedade anônima) or limited liability company (sociedade limitada), such corporation’s conselho de administração and diretoria or such limited liability company’s administrador(es).

“Board Resolution” means, when used with respect to a corporation, a copy of a resolution certified by the secretary or an assistant secretary of such corporation to have been adopted by the Board of Directors of such corporation and to be in full force and effect on the date of such certification.

“Branch” has the meaning set forth in the preamble to this Indenture.

“Brazil” has the meaning set forth in the preamble to this Indenture.

“Brazilian GAAP” means the generally accepted accounting practices adopted in Brazil determined in accordance with the Brazilian corporate law.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday or a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York, the Cayman Islands or Brazil.

“Call Settlement Date” has the meaning set forth in Section 4.3(a).

“Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means December 12, 2003, being the date that the Initial Notes are issued hereunder, representing the initial issuance under this Indenture.

“Corporate Trust Office” means the principal office of the Trustee or Note Registrar at which the corporate trust business of the Trustee or Note Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 101 Barclay Street, 21W, New York, NY, 10286.

“Covenant Defeasance” has the meaning set forth in Section 13.3.

“CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).

“Custodian” has the meaning set forth in Section 2.5(e).

“CUSIP” means the CUSIP Service Bureau.

“Default” means an event or condition that, with the giving of notice, the lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default if not cured or remedied.

“Default Rate” has the meaning set forth in Section 2.7(b).

“Defeasance” has the meaning set forth in Section 13.2.

“Denomination Currency” has the meaning set forth in Section 14.12(b).

“Distribution Compliance Period” means, with regard to Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (a) the date on which the Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Trustee by the initial purchasers thereof) and (b) the date on which the Notes are initially issued, authenticated and sold.

“DTC” means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

“Early Tax Redemption” has the meaning set forth in Section 4.2(a).

“Early Tax Redemption Date” has the meaning set forth in Section 4.2(b).

“Early Tax Redemption Price” has the meaning set forth in Section 4.2(b).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time.

“Exchange Global Note” has the meaning set forth in Section 2.5(c).

“Exchange Notes” has the meaning set forth in the preamble to this Indenture.

“Exchange Offer” means an offer by Unibanco, pursuant to the Registration Rights Agreement, to holders of the Initial Notes to issue and deliver to such holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Excluded Additional Amounts” has the meaning set forth in Section 2.17(a).

“Expected Maturity Date” has the meaning set forth in Section 2.6(a).

“Expropriation Event” shall mean an event of “Expropriation” as defined in the Insurance Policy.

“Extended Maturity Date” has the meaning set forth in Section 2.6(a).

“Fees Reserve Allowance” has the meaning set forth in Section 5.1(f).

“Fitch” means Fitch, Inc.

“Global Note” has the meaning set forth in Section 2.5(c).

“Governmental Approval” means any concession, authorization, consent, approval, grant, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, any approval from the Central Bank necessary for transfer or remittances abroad of funds from Brazil).

“Governmental Authority” means any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public or other agency (including any supervisory authority or agency) of Brazil or the United States of America or any other jurisdiction whether created by federal, state, provincial, municipal or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing (including, without limitation, the Central Bank and the CVM).

“Grace Period” means, in respect of each Payment Date, the 15-calendar day grace period for the payment of interest specified in Section 7.1(b) hereto.

“Inconvertibility Event” means “Currency Inconvertibility” as such term is defined in the Insurance Policy.

“Indenture” has the meaning set forth in the preamble to this Indenture.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Initial Purchasers” means Citigroup Global Capital Markets, Inc. and Unibanco Securities Limited acting as such pursuant to the Purchase Agreement.

“Insurance Documents” means the Insurance Policy Application, the Insurance Side Agreement and the Insurance Policy, including all documents related thereto.

“Insurance Policy” means the Insurance Policy for Expropriation and Currency Inconvertibility, dated as of December 12, 2003, between the Insurer and the Trustee, as amended or modified from time to time in accordance with the terms thereof.

“Insurance Policy Application” means the application for the Insurance Policy submitted by the Trustee to the Insurer on December 12, 2003.

“Insurance Side Agreement” means the Agreement Regarding the Insurance Policy for Expropriation and Currency Inconvertibility, dated as of December 12, 2003, among the Trustee, the Insurer and Unibanco, as amended or modified from time to time in accordance with the terms thereof.

“Insurer” means Steadfast Insurance Company, a Delaware insurance company and a wholly owned subsidiary of Zurich American Insurance Company, an insurance company organized under the laws of the State of New York.

“Interest Payment Date” has the meaning set forth in Section 2.7(a).

“Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date.

“Issue Date” has the meaning set forth in Section 2.7(a).

“Issuer Order” means a written request or order signed in the name of Unibanco by one or more of its Authorized Representatives and, in the case of an Issuer Order given pursuant to Section 2.2, substantially in the form of Exhibit B.

“Judgment Currency” has the meaning set forth in Section 14.12(b).

“Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

“Legend” has the meaning set forth in Section 2.13(k).

“Letter of Credit” means an issued and outstanding irrevocable standby letter of credit that (i) is issued by a commercial bank with a long term debt rating of not less than “A1” or “P-1” by Moody’s, “A+" by S&P and “A+” by Fitch (if rated by Fitch), (ii) names the Trustee as the sole beneficiary thereof, (iii) is unconditionally drawable in full or in part upon the Trustee’s submission of a certification that (A) the conditions to drawing thereunder (as set forth in Section 5.2(a) hereof) have been satisfied, (B) the Trustee serves as trustee for the benefit of the Noteholders under this Indenture and (C) the Trustee is making a drawing under such letter of credit for the benefit of the Noteholders, (iv) is drawable no later than the Business Day after a conforming request for drawing is submitted by the Trustee, and (v) expires not less than 364 days from the date of issuance thereof and is automatically renewed in accordance with its terms unless Unibanco thereof notifies the Trustee in writing of its decision not to renew no later than 60 calendar days prior to the expiry thereof.

“Lien” means any mortgage, pledge, security interest, aval, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Majority Noteholders” means the holders of more than 50% in aggregate principal amount of the Notes then Outstanding at any time.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise) or results of operation Unibanco and its Subsidiaries, taken as a whole, (b) the ability of Unibanco to perform its material obligations under this Indenture or any other Transaction Document, or (c) the rights of the Trustee, acting on behalf of the holders of the Notes, or such holders, under any of the Transaction Documents.

“Material Subsidiary” means any “significant subsidiary” of Unibanco as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. Person” means any person who is not a “U.S. Person” as defined in Regulation S under the Securities Act.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Note Rate” has the meaning set forth in Section 2.7(a).

“Note Register” has the meaning set forth in Section 2.13(a).

“Note Registrar” means any Person acting as Note Registrar pursuant to Section 2.13.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Officer’s Certificate” means a certificate of an Authorized Representative of Unibanco in compliance with the requirements of Section 14.1.

“Opinion of Counsel” means a written opinion of counsel in compliance with the requirements of Section 14.1 hereof from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for Unibanco, whether or not such counsel is an employee of Unibanco.

“Operational Limits” has the meaning set forth in Section 2.8(a).

“Optional Early Redemption” has the meaning set forth in Section 4.3(a).

“Optional Early Redemption Date” has the meaning set forth in Section 4.3(b).

“Optional Early Redemption Price” has the meaning set forth in Section 4.3(b).

“Outstanding”, when used with respect to Notes or any principal amount thereof, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for which redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article III or provision therefor satisfactory to the Trustee has been made;

(iii) Notes or portions thereof deemed to have been paid within the meaning of Section 12.1;

(iv) Notes as to which defeasance has been effected pursuant to Article XIII; and

(v) Notes which have been paid pursuant to Section 2.14 or that have been exchanged for other Notes or Notes in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture other than any Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes constitute valid obligations of Unibanco;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by Unibanco or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not Unibanco or a Subsidiary thereof or any Affiliate of Unibanco or any Subsidiary thereof.

“Pari Passu Claims” has the meaning set forth in Section 3.1(c).

“Paying Agent” means the person named as Paying Agent in the preamble to this Indenture and its successors and assigns.

“Payment Account” means the account contemplated in Section 2.16(a) hereof.

“Payment Date” means any of the Interest Payment Dates, the Expected Maturity Date, the Extended Maturity Date, or any other date on which payments on the Notes in respect of principal, interest or other amounts, including as a result of any acceleration of the Notes, are required to be paid pursuant to this Indenture and the Notes.

“Permitted Investments” shall consist of (i) direct obligations of the United States of America, or of any agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America which are not callable or redeemable at the option of the issuer thereof at a price less than what was paid, (ii) demand and time deposit certificates of deposit of, banker’s acceptances issued by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by United States federal or state authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company have a short term credit rating of at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch (if rated by Fitch), (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued and/or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above, (iv) commercial paper which has at the time of such investment a rating of at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch (if rated by Fitch); provided, however, that Permitted Investments shall not include any debt obligations (or other securities) issued by Unibanco or any Affiliate thereof, (v) any money market funds investing in any of the foregoing Permitted Investments, and (vi) The Bank of New York Cash Reserve, or any successor to The Bank of New York Cash Reserve, so long as in each case such fund maintains a rating of not less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch) or any equivalent money market mutual fund rated not less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch (if rated by Fitch).

“Permitted Payments” has the meaning set forth in Section 3.1(a).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Place of Payment”, when used with respect to the Notes, means the office or agency of the Trustee maintained pursuant to Section 8.11 and such other place or places, if any, where the principal of and interest on the Notes are payable as specified herein.

“Predecessor Notes”, with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.15 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Prior Creditors” means creditors of Unibanco (i) who benefit from a statutory preference or (ii) who are depositors or other unsubordinated creditors of Unibanco or (iii) whose claims are, or are expressed to be, subordinated (whether only in the event of the bankruptcy, liquidation, dissolution or winding up of Unibanco or otherwise) to the claims of depositors and other unsubordinated creditors of Unibanco and whose claims rank, or are expressed to rank, ahead of or senior to the claims of the Noteholders.

“Process Agent” has the meaning set forth in Section 14.17(b).

“Purchase Agreement” means the Purchase Agreement, dated as of December 5, 2003 between Unibanco and the Initial Purchasers.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Rating Agency” means Moody’s.

“Record Date” means, with respect to any payment to be made on an Interest Payment Date, the Business Day that is ten Business Days prior to such Interest Payment Date.

“Registration Rights Agreement” has the meaning set forth in the preamble to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as amended and in effect from time to time and including any successor provision.

“Regulation S Note” means a Note, including a Regulation S Unrestricted Global Note, required to bear the Restrictive Legend applicable to Regulation S Notes provided for in Exhibit A-2.

“Regulation S Unrestricted Global Note” has the meaning set forth in Section 2.5(b).

“Reimbursement Agreement” means any reimbursement agreement entered into by Unibanco and/or any of its Affiliates in connection with any Letter of Credit.

“Required Amount” means the sum of (i) 6 months interest on the Notes at the Note Rate; (ii) prior to Unibanco satisfying its obligations under the Registration Rights Agreement, an amount equal to the interest that would accrue on the Notes for a period of three Interest Periods at a rate equal to 0.5% per annum; (iii) an amount equal to 45 days of interest at the Note Rate on the amount of interest payable under the Notes on each Interest Payment Date; (iv) an amount representing the fees due and payable by Unibanco to the Trustee during any three Interest Periods, but not representing any costs or expenses potentially due in any such period; and (v) any Additional Amounts as may be made available under each Letter of Credit (or any permitted replacement thereof) or deposited by Unibanco in the Reserve Account as a result of the involuntary cancellation or termination of the Insurance Policy or certain other related events as described in Section 7.1(f).

“Reserve Account” has the meaning set forth in Section 5.1(a).

“Reserve Account Transfer Date” means, in respect of any Payment Date, the earlier to occur of (i) the last day of the Grace Period in respect of such Payment Date and (ii) the date on which the Trustee receives from the Insurer amounts in respect of any claim under the Insurance Policy in respect of interest due on the Notes on the current Payment Date; provided that, in the case of (ii) above, if any amounts are actually received by the Trustee after 1:00 p.m. (New York time) on any calendar day, such amounts shall be deemed to have been received on the next succeeding Business Day.

“Resolution 2837” means Resolution No. 2837 of May 30, 2001 issued by the Conselho Monetário Nacional (National Monetary Council) of Brazil, as amended, modified or superseded from time to time.

“Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” means a Note, including a Rule 144A Restricted Global Note, required to bear the Restrictive Legend applicable to Restricted Notes provided for in Exhibit A-1.

“Restrictive Legend ” means the legends required by the forms of Note attached hereto as Exhibit A-1 and A-2.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended and in effect from time to time and including any successor provision.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time and including any successor provision.

“Rule 144A Restricted Global Note” has the meaning set forth in Section 2.5(a) hereof.

“Securities Act” has the meaning set forth in the preamble to this Indenture.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar governing body) of such corporation, company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Unibanco.

“Successor Company” has the meaning set forth in Section 6.14.

“S&P” means Standard & Poor’s.

“Tax” has the meaning set forth in Section 2.17(a).

“Taxing Jurisdiction” has the meaning set forth in Section 2.17(a).

“Tier 2 Capital” means amounts classified as “Tier II” of Unibanco’s patrimônio de referência (reference net worth) under Resolution 2837.

“Transaction Documents” means, collectively, this Indenture, the Purchase Agreement, the Notes, the Exchange Notes, the Registration Rights Agreement, the Insurance Policy and the other Insurance Documents, each Letter of Credit and the DTC Letter of Representations completed by Unibanco and the Trustee in connection with the Notes.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

“Trustee” means the person named as the “Trustee” in the preamble to this Indenture and its successors and assigns.

“Unibanco” has the meaning set forth in the preamble to this Indenture.

“United States” or “U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in effect in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Unibanco’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

SECTION 1.2 Construction. For all purposes of this Indenture (and for all purposes of any other Transaction Document or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, Brazilian GAAP;

(d) unless otherwise specified, all references in this Indenture (including the Appendices and Schedules hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

(g) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction

Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;

(h) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

(i) unless the context clearly requires otherwise, references to “Law” or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

ARTICLE II

THE NOTES

SECTION 2.1 Designation. (a) There is hereby created a series of “Step-Up Subordinated Callable Notes due 2013” in the aggregate principal amount of U.S.$ 200,000,000 which are to be issued pursuant to this Indenture.

(b) Each Note shall constitute indebtedness of Unibanco payable out of Unibanco’s general assets and properties. The Notes shall be direct unsecured indebtedness of Unibanco and shall at all times rank (i) junior in right of payment of all of Unibanco’s indebtedness other than the Notes and other subordinated indebtedness of Unibanco, (ii) pari passu among themselves, (iii) at least pari passu in right of payment with all of Unibanco’s other similarly direct unsecured subordinated indebtedness, and (iv) in priority to payments to holders of all classes of Unibanco’s share capital, all according to the terms and provisions of Article III hereof.

SECTION 2.2 Authentication and Delivery of Notes. (a) Any time and from time to time after the execution and delivery of this Indenture, Unibanco may deliver Notes executed by Unibanco to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Issuer Order, without any further action by Unibanco.

(b) No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for in Section 2.4 hereof, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication.

(c) The Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.2 if the Trustee, after receipt of an Opinion of Counsel, determines that such action may not lawfully be taken by Unibanco or the Trustee or if the Trustee in good faith by its Board of Directors, board of trustees, executive committee, a trust committee of directors or trustees or Responsible Officer shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Trustee to personal liability. Prior to the authentication and delivery of the Notes, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required thereunder or it may request in order to provide it with assurances that all action necessary in connection therewith has been taken.

(d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by Unibanco, and Unibanco shall deliver such Note to the Trustee for cancellation as provided in Section 2.19 together with a written statement (which need not comply with Section 14.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by Unibanco, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

SECTION 2.3 Aggregate Amount; Additional Notes. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

(b) Additional notes of the same series as the Notes (such additional notes being “Additional Notes”) may be issued from time to time under this Indenture so long as, on the date of issuance of such Additional Notes: (i) such issuance of Additional Notes shall be subject to the prior written consent of the Central Bank as regards its compliance with the subordination conditions of Resolution 2837, (ii) the requirements of Section 2.2 have been complied with, (iii) no Default or Event of Default shall have occurred and then be continuing or shall occur as a result of the issuance of such Additional Notes, (iv) such Additional Notes shall rank pari passu with the Notes referred to in Section 2.1 and shall have equivalent terms and benefits as the Notes and shall be part of the same series as the Notes, (v) to the extent that the Insurance Policy has not been voluntarily cancelled in accordance with Section 8.3(A) of the Insurance Policy and Section 5.3(d) hereof, the Insurance Policy shall have been amended to increase the “Maximum Aggregate Limit of Liability” and the “Limit of Liability” under the Insurance Policy proportionately with the amount of Additional Notes to be issued hereunder and to make such other changes to the Insurance Policy as are necessary to reflect the issuance of such Additional Notes, (vi) regardless of whether the Insurance Policy is in effect or has been voluntarily cancelled in accordance with Section 8.3(A) of the Insurance Policy, Section 5.3(d) hereof or otherwise, if any Letters of Credit have not been allowed to expire in accordance with Section 5.2(c) hereof, the amount available under such Letters of Credit (together with any amounts then on deposit in the Reserve Account) shall have been increased to take into account the amount of Additional Notes to be issued hereunder and the amount available under any such replacement Letter of Credit (together with any amounts on deposit in the Reserve Account) shall be at least equal to the Required Amount (after giving effect to any such increase), (vii) the Rating Agency shall have confirmed to the Trustee in writing, prior to the issuance of such Additional Notes, that the issuance of such Additional Notes will not result in a lowering or a withdrawal of the rating of the Notes in effect immediately prior to any such issuance, (viii) Unibanco and the

Trustee shall have executed and delivered a supplemental indenture to this Indenture providing for the issuance of such Additional Notes and reflecting such amendments to this Indenture as may be required to reflect the increase in aggregate principal amount of the Notes resulting from the issuance of such Additional Notes, (ix) in the event that Unibanco has not satisfied in full its obligations under Registration Rights Agreement, Unibanco and the Initial Purchasers shall have executed and, contemporaneously with the issuance of such Additional Notes, delivered an amendment to the Registration Rights Agreement reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of such Additional Notes, and (x) the Trustee shall have received all such opinions and other documents as it shall have reasonably requested.

(c) All Additional Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take benefit of all the terms, conditions and provisions of this Indenture.

SECTION 2.4 Form of Trustee’s Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

“This Note is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York,

as Trustee

By: _________________________
             Authorized Signatory"

SECTION 2.5 Form of the Notes. (a) Notes offered and sold in reliance on Rule 144A will be initially represented by one or more permanent Global Notes (in substantially the form of Exhibit A-1) in definitive, fully registered book-entry form without interest coupons (collectively, the “Rule 144A Restricted Global Note”) which will be registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC. The aggregate principal amount of the Rule 144A Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and DTC as hereinafter provided.

(b) Notes offered and sold in reliance on Regulation S will be initially represented by one or more permanent Global Notes without interest coupons (in substantially the form of Exhibit A-2) in definitive, fully registered book-entry form (collectively, the “Regulation S Unrestricted Global Note”) which will be registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC, Euroclear or Clearstream. The aggregate principal amount of the Regulation S Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and DTC as hereinafter provided.

(c) Exchange Notes exchanged for interests in the Rule 144A Restricted Global Note, the Regulation S Unrestricted Global Note or any Initial Notes in definitive form will be issued in the form of one or more permanent Global Notes (in substantially the form of Exhibit A-1 or A-2, as applicable, but without the restrictive legend) in definitive, fully registered book-entry form (collectively, the “Exchange Global Notes”; and together with the Rule 144A Restricted Global Note and the Regulation S Unrestricted Global Note, the “Global Notes”), which will be registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or such accounts as they may direct).

(d) The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of Unibanco or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.

(e) The Notes may be issued in the form of (a) definitive Notes under the circumstances described in Sections 2.13(c), (d) and (e) hereto or (b) one or more Global Notes. Notes issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as Unibanco may request. Unibanco initially appoints DTC to act as depositary for the Global Notes. Notes issued in the form of a Global Note shall be registered in the name of DTC or its nominee. In the event any of the Notes are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Notes in transactions complying with Rule 144A under the Securities Act. The Trustee, as custodian (“Custodian”), will act as custodian of each Global Note for DTC or appoint a sub-custodian to act in such capacity. So long as DTC or its nominee is the registered owner of the Global Note, it shall be considered the holder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of Unibanco, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Global Note. Interests in the Global Note shall be transferred on DTC’s book-entry settlement system.

(f) At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in definitive form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.19. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in definitive form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such increase.

(g) The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of Unibanco executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Note. If the Notes conflict or are inconsistent with the provisions of the Indenture, then this Indenture shall control.

(h) At such time as all beneficial interests in a particular Global Note have been exchanged for notes in definitive form or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.19. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of a definitive Note, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such reduction and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such increase.

SECTION 2.6 Maturity of the Notes(a) . Subject to Section 2.8 below, the Notes shall mature on December 15, 2013 (the “Expected Maturity Date”); provided, however, that if on or before the Business Day prior to the Expected Maturity Date Unibanco delivers a certificate, substantially in the form of Exhibit F hereto, to the Trustee stating that (i) either (A) the Insurance Policy and the other Insurance Documents are in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount or (B) the Insurance Policy or any of the other Insurance Documents is not in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount and (ii) an Expropriation Event or an Inconvertibility Event has occurred, then if such certificate shall be received by the Trustee on or before the Expected Maturity Date, the Expected Maturity Date shall be extended to a date (the “Extended Maturity Date”), which shall be the earliest to occur of (i) June 15, 2015 (a date which is eighteen calendar months after the Expected Maturity Date), (ii) the latest date for which funds are available under any Letters of Credit or on deposit in the Reserve Account and under the Insurance Policy to pay interest on the Notes, and (iii) 30 calendar days after the date on which the Expropriation Event or the Inconvertibility Event has ended.

(b) In the case of any extension of the Expected Maturity Date, the Expected Maturity Date shall be considered a Payment Date under the terms of this Indenture, and interest at the Note Rate shall be due on the Notes on such Expected Maturity Date and on each Payment Date occurring thereafter until the Extended Maturity Date.

(c) Upon the occurrence of any extension of the Expected Maturity Date under this Section 2.6, Unibanco shall promptly, but in any event within five Business Days thereafter, deliver notice thereof to the Trustee, to the Noteholders, to the Luxembourg Stock Exchange and to the Rating Agency in accordance with the notice provisions of this Indenture.

(d) No payments in respect of the principal of the Notes shall be paid prior to the Extended Maturity Date except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes or upon redemption prior to the Extended Maturity Date pursuant to Article IV hereof.

(e) The extension of the Expected Maturity Date shall not have any effect on the rights of the Noteholders, including any right upon the occurrence of any Event of Default.

SECTION 2.7 Interest. (a) Interest shall accrue on the Notes from and including December 12, 2003 (the “Issue Date”) up to but excluding December 15, 2008 at the rate of 7.375% per annum, payable in arrears on June 15 and December 15 in each year commencing on June 15, 2004, and thereafter at the rate of 9.375 % per annum (each such rate, the “Note Rate”), payable in arrears on June 15 and December 15 each year commencing and excluding June 15, 2009 accruing up to but excluding December 15, 2013 (each an “Interest Payment Date”), provided that if Unibanco shall have failed to have a registration statement declared effective by the SEC pursuant to the Registration Rights Agreement prior to December 12, 2004 the Note Rate shall be increased for all purposes hereunder to 7.875% per annum or 9.875%, as the case may be (0.5% above the otherwise applicable interest rate on the Notes) until such time as such registration statement shall have been declared effective as contemplated in the Registration Rights Agreement, in which case the Note Rate shall decrease to the relevant rate stated above. All interest shall be paid by Unibanco to the Trustee and distributed by the Trustee in accordance with this Indenture at each Interest Payment Date to the Person in whose name a Note is registered at the close of business on the preceding Record Date. Interest shall be calculated based on a 360-day year of twelve 30-day months. Notwithstanding anything herein to the contrary, interest on the Notes at the Note Rate shall continue to accrue in the event such interest is not paid on a scheduled Interest Payment Date or the Extended Maturity Date (or earlier as contemplated in Section 2.16).

(b) Upon the occurrence and during the continuation of a Event of Default under Sections 7.1(a) and (b), (i) interest shall accrue on the Notes at a rate equal to 1.0% per annum above the Note Rate (the “Default Rate”) and (ii) without giving effect to the applicable Grace Period, to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under this Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of payment, at a rate equal to the Default Rate; provided, however, that interest on the Notes shall accrue at the Note Rate and not the Default Rate during the continuance of any suspension of Unibanco’s obligations to make payments of principal under the Notes where the Noteholders are otherwise receiving payments of interest at the Note Rate from the Insurer, under the Insurance Policy or otherwise.

SECTION 2.8 Deferral of Interest and Principal. (a) Notwithstanding the provisions of Sections 2.6 and 2.7, if on any Interest Payment Date in respect of which interest is due, Unibanco is not in compliance with operational limits, including capital adequacy ratios, established by the Central Bank as in effect from time to time (collectively, the “Operational Limits”) or the payment of interest on any such Interest Payment Date would cause Unibanco to no longer be in compliance with such Operational Limits, no interest shall be payable on the Notes until the date which is five days after the date on which no such conditions exists, but only if such deferral of interest is necessary for the subordinated debt represented by the Notes to qualify as Tier 2 Capital pursuant to Resolution 2837. If on the second Business Day prior to the Expected Maturity Date, the Extended Maturity Date or any Optional Early Redemption Date in respect of which a payment of principal or redemption amount is due, Unibanco is not, or on such maturity date or Optional Early Redemption Date will not be, in compliance with such Operational Limits on such maturity date or Optional Early Redemption Date, such payment will be deferred until the date which is 5 days after the date on which no such condition exists but only if such deferral is necessary for the subordinated debt represented by the Notes to qualify as Tier 2 Capital pursuant to Resolution 2837. The deferral of any payment in accordance with this Section 2.8(a) shall not constitute an Event of Default.

(b) Any amount of interest or principal in respect of the Notes not paid on an Interest Payment Date, the Expected Maturity date, the Extended Maturity Date or the Optional Early Redemption Date, as the case may be, or on any other date payment is due hereunder as a result of the deferral provided for in Section 2.8(a) shall, so long as the same remains outstanding, constitute “Amounts in Arrears”. Each Amount in Arrears shall bear interest (in the case of any interest amount, as if it constituted the principal of the Notes) at the relevant Note Rate plus 1.0% (the “Arrears Rate”) from and including the date when such Amount in Arrears was due to (but excluding) the date of payment and the amount of such interest (the “Additional Interest Amounts”) with respect to each Amount in Arrears shall only become due and payable at such time as the Amount in Arrears in respect of which it has accrued becomes due and payable in accordance with this Section 2.8(b). The Additional Interest Amounts accrued up to any Interest Payment Date shall be added, for the purpose only of calculating the Additional Interest Amounts accruing thereafter, to the Amounts in Arrears remaining unpaid on such Interest Payment Date so that it will itself become an Amount in Arrears.

(c) Unibanco shall use its reasonable efforts to give not more than 14 nor less than two Business Days’ prior notice to the Noteholders and the Luxembourg Stock Exchange (with a copy to the Insurer), in accordance with Section 14.4:

(i) of any Interest Payment Date or Optional Early Redemption Date on which, pursuant to Section 2.8(a), interest will not be paid;

(ii) of any portion of the principal otherwise payable on the maturity date or any Optional Early Redemption Date which, pursuant to Section 2.8(a), will not be paid; and

(iii) of any date upon which amounts in respect of any Amount in Arrears and/or Additional Interest Amounts shall become due and payable;

provided always that any failure by Unibanco to comply with its obligations to notify the Noteholders in accordance with this Section 2.8(c) shall not affect the obligation of Unibanco to defer any payment or pay any Amount in Arrears when due in accordance with the provisions of Section 2.8(a).

(d) If amounts in respect of Amounts in Arrears and Additional Interest Amounts are at any time only partially payable:

(i) all unpaid amounts of Amounts in Arrears shall be payable before any Additional Interest Amounts;

(ii) Amounts in Arrears accrued for any Interest Period shall not be payable until full payment has been made of all Amounts in Arrears that have accrued during any earlier Interest Period and the order of payment of Additional Interest Amounts shall follow that of the Amounts in Arrears to which they relate; and

(iii) the Amounts in Arrears or Additional Interest Amounts payable in respect of any Note in respect of any Interest Period shall be pro rated to the total amount of all unpaid Amounts in Arrears or, as the case may be, Additional Interest Amounts accrued in respect of that period to the date of payment.

SECTION 2.9 Record Date. The Trustee may treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all purposes under this Indenture.

SECTION 2.10 Issuance. The Initial Notes shall be issued only in a transaction exempt from registration under the Securities Act to (a) Persons and entities that are QIBs, and (b) other permitted Persons or entities pursuant to Regulation S. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.13 hereof.

SECTION 2.11 Denominations, etc. The Notes shall be issued only in fully registered form, without coupons and as otherwise provided herein. Notes sold pursuant to Rule 144A shall be issued in the form of beneficial interests in one or more Global Notes in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. Notes sold pursuant to Regulation S and any Exchange Notes shall be issued in the form of beneficial interests in one or more Global Notes in minimum denominations of $10,000 and integral multiplies of $1,000 in excess thereof. Beneficial interests in any Global Notes shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by DTC and its participants. Notes issued in physical, certificated form shall not be permitted to be traded through the facilities of DTC, except in connection with a transfer of a Note in certificated form to a transferee that takes delivery in the form of beneficial interests in a Global Note pursuant to Rule 144A or Regulation S, as the case may be.

SECTION 2.12 Execution of Notes. (a) The Notes shall be executed on behalf of Unibanco by one of its Authorized Representatives. The signature of any such officers on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of Unibanco shall bind Unibanco, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(b) Pending the preparation of definitive Notes as contemplated in Section 2.13, Unibanco may execute, and upon instructions from Unibanco, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representatives executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

(c) Following the issuance of temporary Notes, Unibanco will cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Authorized Representatives executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by Unibanco for such purpose pursuant to Section 8.11, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, Unibanco shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.13 Registration; Restrictions on Transfer and Exchange. (a) Unibanco shall cause to be kept at the Corporate Trust Office of the Note Registrar a register which, subject to such reasonable regulations as Unibanco may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the combined registers maintained by all such note registrars, are herein sometimes referred to as the “Note Register”. The Trustee is hereby appointed the initial Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, Unibanco shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. Unibanco may appoint one or more co-registrars.

(b) If a Person other than the Trustee is appointed by Unibanco as Note Registrar, Unibanco will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

(c) Any Global Note deposited with DTC shall be exchanged for definitive Notes, without coupons, and delivered to and registered in the name of Persons named by DTC, rather than to the nominee for DTC, if (i) Unibanco advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as registered depositary with respect to the Notes and Unibanco is unable to appoint a qualified successor, or that DTC has ceased to be a clearing agency registered under the Exchange Act, (ii) Unibanco, at its option, elects to terminate the book-entry system through DTC with respect to the Notes and cause issuance of certificated Notes or (iii) after the occurrence and continuation of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Notes of more than 50% of the Notes represented by the Global Note advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to the Notes is no longer in such owners’ best interests; provided that in no event shall a Regulation S Unrestricted Global Note be exchanged for Notes in definitive form prior to the expiration of the Distribution Compliance Period.

(d) Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, by forwarding any notice received from Unibanco to DTC, be deemed to have notified all Persons who hold a beneficial interest in the Global Note through participants in DTC or indirect participants through participants in DTC of the availability of certificated Notes. Any Global Note that is transferable to the beneficial owners thereof pursuant to Section 2.13(c) shall be surrendered by DTC to the Note Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations. Any portion of a Global Note transferred pursuant to Section 2.13(c) and this Section 2.13(d) shall be executed, authenticated and delivered only in the denominations specified in the form of Note and registered in such names as DTC shall direct. Any certificated Note delivered in exchange for an interest in the Rule 144A Restricted Global Note shall bear the legend regarding transfer restrictions applicable to the Rule 144A Restricted Global Note set forth on the form of Note attached as Exhibit A-1 hereto. Any Note delivered in exchange for an interest in the Regulation S Unrestricted Global Note shall bear the legend regarding transfer restrictions applicable to the Regulation S Unrestricted Global Note set forth on the form of Note attached as Exhibit A-2 hereto. In the event of the occurrence of any of the events specified in Section 2.13(c), Unibanco will promptly make available to the Trustee a reasonable supply of certificated Notes in certificated, fully registered form without interest coupons.

(e) Notwithstanding any provisions to the contrary herein, so long as any Global Note remains outstanding and is held by or on behalf of DTC, transfers of such Global Note, in whole or in part, shall only be made in accordance with this Section 2.13(e) and Section 2.13(d).

(i) Subject to this Section 2.13(e) and Section 2.13(d), transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii) Transfers of beneficial interests in Global Notes may be effected only through the book entry system maintained by DTC in compliance with applicable rules and procedures of DTC and its direct or indirect participants (including Euroclear and Clearstream, if applicable), in each case to the extent applicable to such transaction and in effect from time to time the “Applicable Procedures”).

(iii) In the event that a Global Note is exchanged for Notes in certificated registered form without interest coupons pursuant to Section 2.13(d) hereof, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (iv) and (v) below (including the certification requirements) and as may be from time to time adopted by Unibanco and the Trustee.

(iv) If the owner of a beneficial interest in a Rule 144A Restricted Global Note wishes at any time to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S who wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Unrestricted Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:

(1) an order given by DTC or its authorized representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Unrestricted Global Note equal to the principal amount of the beneficial interest in the Rule 144A Restricted Global Note to be transferred, and

(2) a certificate in the form of Exhibit C duly executed by the transferor, or his attorney duly authorized in writing,

and (B) subject to the Applicable Procedures, the Note Registrar shall increase the Regulation S Unrestricted Global Note and decrease the Rule 144A Restricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Restricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Regulation S Global Note will, upon transfer, cease to be an interest in the Restricted Global Note and will become an interest in the Regulation S Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Global Note.

(v) If the owner of an interest in a Regulation S Unrestricted Global Note wishes at any time to transfer such interest (or any portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

(1) an order given by DTC or its authorized representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note equal to the principal amount of the beneficial interest in the Regulation S Unrestricted Global Note to be transferred, and

(2) if such transfer is to occur during (but only during) the Distribution Compliance Period, a certificate in the form of Exhibit D duly executed by the transferor or his attorney duly authorized in writing, (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the

Securities Act, by an opinion of counsel stating that such exemption is available to the transferor), and

(B) in accordance with the Applicable Procedures, the Note Registrar shall increase the Rule 144A Restricted Global Note and decrease the Regulation S Unrestricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Regulation S Unrestricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Rule 144A Restricted Global Note will, upon transfer, cease to be an interest in the Regulation S Unrestricted Global Note and will become an interest in the Rule 144A Restricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interest in the Rule 144A Restricted Global Note.

(vi) If the holder of a Restricted Note (other than a Global Note) wishes at any time to transfer such Restricted Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

(1) such Restricted Note, duly endorsed as provided herein,

(2) instructions from such holder directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note or Regulation S Unrestricted Global Note equal to the principal amount (or portion thereof) of such certificated Note to be transferred, and

(3) a certificate in the form of Exhibit C if the specified account to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, or a certificate in the form of Exhibit D if the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, in either case duly executed by the transferor or his attorney duly authorized in writing, and

(B) subject to the Applicable Procedures of DTC, the Note Registrar shall:

(1) cancel the Restricted Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and

(2) increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, in accordance with the foregoing;

(vii) If the holder of a Regulation S Note (other than a Global Note) wishes to transfer such Regulation S Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:

(1) such Regulation S Note, duly endorsed as provided herein,

(2) instructions from the holder of such certificated Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note equal to the principal amount of the certificated Note (or portion thereof) to be transferred, and

(3) if the transfer is to occur during (but only during) the Distribution Compliance Period and the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, a certificate in the form of Exhibit D, or if the specified account is to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, a certificate in the form of Exhibit C, in each case, duly executed by the transferor or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures of DTC, the Note Registrar shall:

(1) cancel the Regulation S Note delivered to it, (and issue a new Note in respect of any untransferred portion thereof) and

(2) increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, for such amount in accordance with the foregoing.

(viii) A beneficial interest in a Rule 144A Restricted Global Note or a Regulation S Unrestricted Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.13(c) and (d); provided that, if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Unrestricted Global Note and such exchange is to occur during the Distribution Compliance Period, then such interest shall be exchanged for a Restricted Note or a Regulation S Note, as the case may be. A Restricted Note or Regulation S Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with clause (e)(vi) or (vii) above, (B) such Note is a Regulation S Note and such exchange occurs after the Distribution Compliance Period or (C) such exchange occurs pursuant to an Exchange Offer or for Exchange Notes registered under a shelf registration statement pursuant to the Registration Rights Agreement.

(f) After the expiration of the Distribution Compliance Period, at the option of the Noteholder, beneficial interests in Global Notes may be exchanged in whole or in part for certificated Notes to be registered in the name of such Noteholder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon prior written notice to the Trustee by or on behalf of DTC and surrender of the Notes to be exchanged at any office or agency maintained for such purpose pursuant to Section 8.11. Whenever any Notes are so surrendered for exchange, Unibanco shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Noteholder making the exchange is entitled to receive. Unibanco shall execute and deliver to the Trustee, on the Closing Date and from time to time thereafter, for safekeeping and subsequent authentication, a stock of physical registered Notes of such quantities as Unibanco, after consultation with the Trustee, determines to be sufficient to permit the issuance of physical Notes and the exchanges contemplated by this Section.

(g) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar, as the case may be, at an office or agency of Unibanco appointed in or pursuant to Section 8.11 for such purposes, Unibanco shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. At the option of each Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, Unibanco shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Unibanco, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Transaction Documents, as the Notes surrendered upon such registration of transfer or exchange.

(h) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Unibanco and the Note Registrar or any transfer agent, duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing.

(i) No service charge shall be required of any Noteholders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.13(c), 2.14 or 11.6 not involving any transfer.

(j) The Note Registrar shall not be required (x) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business in the City of New York 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Sections 4.2 and 4.3 and ending at the close of business on the day of such mailing, (y) to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part or (z) to issue, register the transfer of or exchange any Note during a period beginning on any Record Date and the next Interest Payment Date.

(k) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Note attached hereto as Exhibit A-1 and Exhibit A-2, setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to Unibanco and the Note Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by Unibanco, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of Unibanco, shall authenticate and deliver a Note that does not bear the Legend. If a Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of Unibanco, the Legend shall be reinstated.

(l) None of the Trustee or the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among participants in DTC or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.14 Exchange Offer. Upon occurrence of the Exchange Offer or the effectiveness of a registration statement pursuant to the Securities Act in accordance with the Registration Rights Agreement, Unibanco will issue, and upon receipt of an Issuer Order in accordance with Section 2.4 hereof, the Trustee shall authenticate, (a) the Exchange Global Note in a principal amount equal to the principal amount of the beneficial interests in the Rule 144A Restricted Global Note and the Regulation S Unrestricted Global Note tendered for exchange in the Exchange Offer or for exchange for Exchange Notes registered under the registration statement, as the case may be, by Persons that certify in the applicable letters of transmittal or via DTC’s book-entry system that (i) they are not broker-dealers, (ii) they are not participating in a distribution of Exchange Notes, and (iii) they are not affiliates (as defined in Rule 144 under the Securities Act) and (b) Exchange Notes in definitive form in an aggregate principal amount equal to the principal amount of the Initial Notes in definitive form accepted for exchange in the Exchange Offer or for exchange for Exchange Notes registered under the registration statement, as the case may be. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the Rule 144A Restricted Global Note and Regulation S Unrestricted Global Note to be reduced accordingly, and Unibanco shall execute, and the Trustee shall authenticate and make available for delivery to the Persons designated by the holders of Initial Notes in definitive form so accepted, Exchange Notes in definitive form in the appropriate principal amount.

SECTION 2.15 Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated or defaced Note is surrendered to the Trustee, or Unibanco and the Note Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to Unibanco, the Note Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Unibanco, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, Unibanco shall execute and upon Unibanco’s request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, Unibanco and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by Unibanco or the Trustee in connection therewith.

(b) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, Unibanco, upon satisfaction of the conditions set forth in clauses (i) and (ii) of clause (a) hereof and subject to the prior written consent of the Central Bank may, instead of issuing a new Note, pay such Note.

(c) Upon the issuance of any new Note under this Section 2.15, Unibanco may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

(d) Every new Note issued pursuant to this Section 2.15 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Unibanco, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.15 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.16 Payments. (a) On the Closing Date, the Trustee shall establish and, until the Notes and all accounts due in respect thereof have been paid in full, maintain a special purpose non-interest bearing trust account (the “Payment Account”) into which all payments required to be made by Unibanco under or with respect to the Notes shall be deposited. Unibanco agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Noteholders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall Unibanco or any other Person have an interest therein or amounts on deposit therein.

(b) Unibanco hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by Unibanco hereunder and under any other Transaction Document, as the same shall become due and owing until such time as Noteholders shall have received the same, subject however to it being in compliance with the subordination conditions of Resolution 2837. If in respect of any Interest Period there are insufficient funds in the Reserve Account to meet Unibanco’s interest payment obligations on the relevant Interest Payment Date, Unibanco shall deposit funds necessary to pay such obligations, unless an Inconvertibility Event has occurred and is continuing on such date and unless otherwise stated in the subordination conditions of Resolution 2837, in immediately available funds in U.S. dollars to the Payment Account provided for herein by 11.00 a.m. (New York City time) on the relevant Interest Payment Date. In the event that there are sufficient funds in the Reserve Account and no Inconvertibility Event has occurred and is continuing on the relevant date, all payments of principal and interest required to be made by Unibanco hereunder and under the other Transaction Documents shall be made, pursuant to the terms hereof, by Unibanco to the Trustee by 1:00 p.m. (New York time) one Business Day prior to the scheduled date therefor (which shall include, without limitation, any Payment Date). All such payments to the Trustee shall be made by Unibanco by depositing immediately available funds in U.S. dollars to the Payment Account provided for herein; provided, however, that Unibanco’s payment obligations to the Trustee hereunder shall not be satisfied as a result of any transfer funds to the Payment Account from funds on deposit in the Reserve Account or amounts paid by the Insurer under the Insurance Policy, to the extent that the Insurer is or may be subrogated to any right to receive such amounts or any such payment obligations in connection with a claim for such amounts under the Insurance Policy.

(c) So long as any of the Notes remain Outstanding, Unibanco will maintain one or more agents in New York City to whom (i) the Notes may be presented for payment, (ii) the Notes may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture, and (iii) where notices to and demands upon Unibanco in respect of the Indenture and the Notes may be served. Unibanco may have one or more additional paying agents. Unless otherwise specified, Unibanco hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Note Register will be maintained. If Unibanco shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Principal or interest on any Note that is payable, and punctually paid or duly provided for, on any Interest Payment Date or the Expected Maturity Date (as the same may be extended as provided hereunder) or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in the City of New York, at either such office or an office to be maintained in such city) payable as provided herein. No Notes need be surrendered in order to receive payment of principal interest or other amounts as provided herein.

(d) Subject to the foregoing provisions of this Section 2.16, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

(e) The Trustee shall deliver to the Rating Agency, no later than 30 calendar days after each Interest Payment Date, a notice substantially in the form of Exhibit G hereto.

(f) The Trustee shall apply all such amounts as from time to time are on deposit in the Payment Account to all such amounts as are due to the Noteholders pursuant to this

Indenture or otherwise. All such amounts shall be applied ratably, without preference or priority of any kind among Noteholders, in accordance with this Indenture.

SECTION 2.17 Taxation. (a) Except as provided below, Unibanco will make all payments of principal, redemption amount, and interest on the Notes without withholding or deducting any present or future taxes, duties, assessments or other governmental charges of any nature (“Tax”) imposed by Brazil, the Cayman Islands or, in the event Unibanco appoints paying agents in a jurisdiction other than Luxembourg, by the jurisdictions of such paying agents, or in each case, any political subdivision or governmental authority of those jurisdictions having the power to tax (each a “Taxing Jurisdiction”). If Unibanco is required by law to withhold or deduct any such Tax, except as provided below, Unibanco will pay the Noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction (“Additional Amounts”). Unibanco will not, however, pay any Additional Amounts in connection with any Tax that is imposed due to any of the following (“Excluded Additional Amounts”):

(i) the Noteholder or beneficial owner has some connection (present or former) with the Taxing Jurisdiction other than merely holding the Notes or receiving principal or interest payments on the Notes (such as, without limitation, citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(ii) any tax imposed on, or measured by, net income;

(iii) the Noteholder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (i) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, and (ii) at least 30 calendar days prior to the relevant payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, Unibanco or the Trustee has notified all Noteholders that they will be required to comply with such requirements (except that such 30 calendar day period shall be shortened to 10 calendar days where there is a change in a relevant certification, identification or other reporting requirements within the 30 calendar days prior to such relevant payment date);

(iv) the Noteholder fails to present (where presentation is required) its Note within 30 calendar days after Unibanco has made available to the Noteholder a payment of principal or interest, provided that Unibanco will pay Additional Amounts which such Noteholder would have been entitled to had the Note owned by such Noteholder been presented on any day (including the last day) within such 30-day period;

(v) any estate, inheritance, gift, value added, use or sales taxes or any similar Taxes;

(vi) where any Tax is imposed on a payment on the Notes and is required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the meeting of the Economic and Financial Council of Ministers of the member states of the European Union (“ECOFIN”) Council of 26 and 27 November, 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(vii) where the Noteholder or beneficial owner could avoid any Tax by requesting that a payment on the Notes be made by, or presenting the relevant Notes for payment to, another Paying Agent located in a Member State of the European Union; or

(viii) any combination of (i), (ii), (iii), (iv), (v), (vi) and (vii) above.

(b) Unibanco will also (i) make such withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. Upon written request from the Trustee, Unibanco will furnish to the trustee, within 30 Business Days after the delivery of such written request, certified copies of tax receipts or, if such receipts are not obtainable, documentation reasonably satisfactory to the Trustee evidencing such payment by Unibanco. Upon written request of the Noteholders to the Trustee, copies of such receipts or other documentation, as the case may be, will be made available to the Noteholders. At least 10 business days prior to each date on which any payment under or with respect to the Notes is due and payable, if Unibanco is obligated to pay Additional Amounts with respect to such payment, Unibanco will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable, the amounts so payable and setting forth such other information as the Trustee shall reasonably require for tax purposes.

(c) To give effect to the foregoing, Unibanco will, upon the written request of any Noteholder, indemnify and hold harmless and reimburse such Noteholder for the amount of any Tax of any nature imposed by any Taxing Jurisdiction (other than any such taxes, duties, assessments or other governmental charges for which the Noteholder would not have been entitled to receive Additional Amounts pursuant to any of the conditions described in Section 2.17.(a) so imposed on, and paid by, such Noteholder as a result of any payment of principal or interest on the Notes, so that the net amount received by such Noteholder after such reimbursement would not be less than the net amount the Noteholder would have received if such Tax had not been imposed or levied and so paid. Noteholders shall provide reasonable documentation and to cooperate with Unibanco in connection with the foregoing.

(d) Unibanco will pay any stamp, administrative, court, documentary, excise or similar taxes arising in a Taxing Jurisdiction in connection with the Notes and will indemnify the Noteholders for any such taxes paid by Noteholders.

(e) All references in this Indenture to principal, interest, and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Article. The obligations under 2.17.(b), (c) and (d) shall survive any termination, defeasance or discharge of the Notes and this Indenture.

(f) If Unibanco shall at any time be required to pay Additional Amounts to Noteholders pursuant to the terms of this Indenture, Unibanco will use its reasonable endeavors to obtain an exemption from the payment of (or otherwise avoid the obligation to pay) the Tax which has resulted in the requirement that it pay such Additional Amounts.

(g) If the Trustee or a Noteholder is entitled to an exemption from or reduction of Taxes with respect to payments under this Indenture, the Trustee or such Noteholder (as applicable) shall provide to Unibanco, as reasonably requested by Unibanco (who shall provide the Trustee or the Noteholder, as the case may be, the relevant documentation, forms and instructions prescribed by applicable law), such documentation as will permit payments under this Indenture to be made without withholding or at a reduced rate; provided, however, if any documentation or form referred to in this subsection required the disclosure of information that the Trustee or the Noteholder, as the case may be, reasonably considers to be confidential, the Trustee or such Noteholder shall give notice thereof to Unibanco and shall not be obligated to include in such documentation or form such confidential information.

(i) Unibanco agrees that, if the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 is brought into force, Unibanco will use reasonable efforts to maintain a paying agent in an EU Member State that will not be obligated to withhold or deduct tax pursuant to the Directive, provided that Unibanco shall not be required to maintain any such Paying Agent if doing so, in the reasonable judgment of Unibanco, would be detrimental to Unibanco.

SECTION 2.18 Persons Deemed Owners; Etc. Subject to Section 2.13, prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary. The Noteholder may grant proxies and otherwise authorize any Person, including members of, or participants in, DTC and Persons that may hold interests through such members of, or participants in, DTC, to take any action that a Noteholder is entitled to take under this Indenture or the Notes.

SECTION 2.19 Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold, unless, in the case of Notes redeemed by Unibanco, Unibanco (i) procures a person who purchases the Notes to be redeemed on the relevant date of redemption and at the relevant redemption price (in which event the Notes may be so resold and need not be cancelled) or (ii) notifies the Trustee in writing on or prior to the relevant date of redemption that the Notes so redeemed by Unibanco will not be cancelled (in which event the Notes may be held by Unibanco pending resale as provided in clause (i) above and need not be cancelled). Unibanco may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which Unibanco may have acquired in any manner whatsoever. All Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, unless Unibanco shall direct by an Issuer Order that they be returned to it.

SECTION 2.20 Allocation of Principal and Interest. Each payment of principal of and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and interest on such Note then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.

SECTION 2.21 CUSIP and ISIN Numbers. Unibanco in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Unibanco will promptly notify the Trustee of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.

SECTION 2.22 Noteholder Lists. The Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Note Registrar, or to the extent otherwise required under the Trust Indenture Act, Unibanco shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders, and Unibanco shall otherwise comply with Section 312(a) of the Trust Indenture Act.

ARTICLE III

SUBORDINATION

SECTION 3.1 Notes Subordinate to Prior Creditors.

(a) The claims of the Trustee and the Noteholders in relation to the Notes against Unibanco, in respect of the principal of and interest on the Notes will, in the event of the bankruptcy, liquidation, dissolution or winding up of Unibanco, be subordinated and postponed in right of payment to the claims of the Prior Creditors. No payments of amounts due under the Notes will be made to the Noteholders (and no claim in respect thereof shall be provable against Unibanco) following the commencement of the bankruptcy, liquidation, dissolution or winding up of Unibanco except where all sums payable by Unibanco in respect of all claims of Prior

Creditors are paid in full or provision therefor has been made (in such circumstances such amounts which are permitted to be proved are referred to as the “Permitted Payments”). If the Trustee receives amounts which are not Permitted Payments in relation to the Notes in the bankruptcy, liquidation, dissolution or winding-up of Unibanco, such amounts will be held in trust for distribution in satisfaction of all claims of Prior Creditors and only thereafter in or towards payment of the amounts due under the Notes relating thereto and any other claims with which the Notes rank pari passu.

(b) Any payment postponed under this Section 3.1, but ultimately paid to the Trustee and constituting a Permitted Payment shall be applied in respect of the entitlements of the Noteholders pari passu and ratably in accordance with the provisions of Section 7.7.

(c) For the purpose of establishing whether an amount is a Permitted Payment, the Trustee shall be entitled and is hereby authorized by Unibanco to call for (and shall be entitled to accept as conclusive evidence thereof) a certificate from the liquidator or other representative of Unibanco as to:

(i) the amount of the claims of the Prior Creditors and as to whether they shall or shall not have been fully satisfied or otherwise fully provided for;

(ii) the identity of the Prior Creditors and their respective entitlements,

(iii) the amount of the claims with which the Notes rank pari passu (the “Pari Passu Claims”) and whether they shall or shall not have been fully satisfied or otherwise fully provided for or paid out on an equivalent ratable basis to the subject payment to the Trustee; and

(iv) the identity of the holders of the Pari Passu Claims and their respective entitlements.

SECTION 3.2 Payment Permitted in Certain Situations. Subject to Section 3.3, nothing contained in this Article III, or elsewhere in this Indenture or in any of the Notes shall prevent (a) Unibanco, subject to the provisions of Section 2.8 hereof, at any time except during any bankruptcy, liquidation, dissolution or winding up referred to in Section 3.1(a), from making payments at any time of principal of or interest on the Notes or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest on the Notes of any series or the retention of such payment by the Noteholder, if, at the time of such application by the Trustee, it did not have actual knowledge that such payment would have been prohibited by the provisions of this Article III.

SECTION 3.3 Notice to Trustee. Unibanco shall give prompt written notice to the Trustee of any fact known to Unibanco which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Section 3.3, or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from Unibanco or the liquidator or other representative of Unibanco; and, prior to the receipt of any such written notice, the Trustee, subject to the duties and responsibilities of the Trustee hereunder and under the Trust indenture Act, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 3.3 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or interest on any security) then notwithstanding anything to the contrary herein, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

SECTION 3.4 Provisions Solely to Define Relative Rights. The provisions of this Article III are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the Prior Creditors on the other hand. Nothing contained in this Article III, or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among Unibanco, its creditors other than the Prior Creditors and the Noteholders, the obligation of Unibanco, which is absolute and unconditional (and which, subject to the rights under this Article III of the Prior Creditors, is intended to rank equally with all other general obligations of Unibanco except those that benefit from a statutory preference), to pay to the Noteholders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Unibanco of the Noteholders and creditors of Unibanco other than the Prior Creditors; or (c) prevent the Trustee or any Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article III of the Prior Creditors.

SECTION 3.5 Trustee to Effectuate Subordination. Each Noteholder by its acceptance thereof authorizes and directs the Trustee on such Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article III and appoints the Trustee as such Noteholder’s attorney-in-fact for any and all such purposes.

SECTION 3.6 Trustee Not Fiduciary for Holders of Other Obligations. The Trustee shall not be deemed to owe any fiduciary or other duty to the Prior Creditors and shall not be liable to any Prior Creditors if it shall in good faith mistakenly pay over or distribute to Noteholders or to Unibanco or to any other person cash, property or securities to which any Prior Creditors shall be entitled by virtue of this Article III or otherwise.

SECTION 3.7 Consolidation, Merger Sale or Conveyance. The consolidation of Unibanco with, or the merger of Unibanco into, another Person or the liquidation or dissolution of Unibanco following the conveyance or transfer of its properties and assets substantially as an entirety to another Person in accordance with the provisions of Section 6.14 shall not be deemed a bankruptcy, liquidation, dissolution or winding up of Unibanco for the purposes of this Article III, if the Person formed by such consolidation or into which Unibanco is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 6.14.

SECTION 3.8 Remedy. No remedy against Unibanco, other than the institution of proceedings for bankruptcy, liquidation, dissolution or winding-up of Unibanco in Brazil or the proving or claiming in any bankruptcy, liquidation, dissolution or winding up of Unibanco, shall be available to the Trustee or the Noteholders for amounts owing in respect of the Notes or under this Indenture (other than for recovery of the costs, charges, liabilities, expenses or remuneration of the Trustee).

ARTICLE IV

REDEMPTION

SECTION 4.1 Redemption at Maturity. Unless previously redeemed, or purchased and cancelled at their principal amount in U.S. dollars on the maturity date as the same may be extended or deferred as provided herein. The redemption price payable at such time shall be the original principal amount of the Notes plus accrued and unpaid interest thereon at the Note Rate and all other amounts due and payable under the terms of the Notes and this Indenture. Unibanco shall have no right to redeem all or any portion of the Notes prior to their maturity date as the same may be extended or deferred as provided herein and except as provided in Sections 4.2. and 4.3.

SECTION 4.2 Early Redemption for Taxation Reasons. (a) Subject to any required approval by the Central Bank, the Notes may be redeemed at the election of Unibanco, as a whole, but not in part, in accordance with this Section 4.2 (the “Early Tax Redemption”) at any time upon the giving of notice as provided in Section 4.4, if (i) Unibanco or the Branch would otherwise become obligated to pay Additional Amounts based on a rate in excess of (x) 15% in the case of any taxes imposed by Brazil (including as a result of actions taken (or failed to be taken) by Unibanco that results in the Branch being disregarded for any reason), (y) 0% in the case of any taxes imposed by the Cayman Islands, or (z) the applicable tax rate in effect with respect to any other Taxing Jurisdiction in which a paying agent is located on the date Unibanco appoints such paying agent, in each case of the gross amount payable with respect to the Notes as a result of any generally applicable change in or amendment to the laws or regulations of a Taxing Jurisdiction, or any generally applicable change in the application or official interpretation of such laws or regulations (including a determination by a court of competent jurisdiction), in each case, which change or amendment becomes effective after the date of the original issuance of any of the Notes (or in the case of clause (z), after the date Unibanco appoints a paying agent in such jurisdiction) and (ii) Unibanco or the Branch, as the case may be, cannot avoid its obligations to pay such Additional Amounts by taking reasonable measures available to Unibanco or the Branch, as the case may be; provided, however, any such notice of redemption shall be given within 90 calendar days of the earliest date on which Unibanco would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption described in this Section 4.2, Unibanco will deliver to the trustee a Officers’ Certificate stating that (i) Unibanco is entitled to redeem the Notes in accordance with the terms of this Indenture and stating the facts relating to such redemption, (ii) Unibanco has become obligated to pay such Additional Amounts as a result of a change or amendment described above, and (iii) Unibanco reasonably believes that it cannot avoid payment of such Additional Amounts by taking reasonable measures available to Unibanco and that all governmental approvals necessary for Unibanco to effect such redemption have been obtained and are in full force and effect or specifying any necessary approvals that have not been obtained.

(b) In the event Unibanco determines to redeem the Notes as permitted hereunder, Unibanco shall specify in its notice the proposed date of redemption (the “Early Tax Redemption Date”) and shall pay to the Trustee (on behalf of the Noteholders) on the Early Tax Redemption Date an amount in U.S. dollars equal to the sum of (i) the then Outstanding principal amount of the Notes, (ii) all unpaid interest accrued to the date fixed for redemption and (iii) all other amounts owed to Noteholders under the terms of this Indenture or the Notes (collectively, the “Early Tax Redemption Price”). The Notes shall not be deemed repaid and cancelled unless and until the Trustee shall have received in the Payment Account the Early Tax Redemption Price.

(c) Notwithstanding the above, Unibanco may not redeem the Notes pursuant to this Section 4.2 before the fifth anniversary of the date of issuance of the Notes unless the Central Bank grants Unibanco an authorization to do so on an earlier date.

SECTION 4.3 Optional Early Redemption. (a) Unibanco may redeem or repurchase the Notes, subject to any required approval by the Central Bank, in whole, but not in part, in accordance with this Section 4.3 (the “Optional Early Redemption”) on December 15, 2008 and on each interest payment date thereafter (each a “Call Settlement Date”) upon the giving of notice as provided in Section 4.4; provided that, if Unibanco so elects, Unibanco may, in lieu of redeeming the Notes, procure that any Person designated by Unibanco purchases such Notes on the date and price specified in this Section 4.3. Notwithstanding any arrangements between Unibanco and such Person to redeem or repurchase the Notes as set forth above, Unibanco shall remain obligated to redeem or repurchase the Notes pursuant to this Section 4.3 that are not withdrawn in the event that any such Person does not redeem or repurchase the Notes; and provided further that (i) Unibanco has obtained the approval of the Central Bank for the issue of Tier 2 Capital to replace the Notes, and (ii) Unibanco is in compliance with the Operational Limits immediately prior to and immediately after such redemption. The replacement Tier 2 Capital must be issued prior to or simultaneously with the redemption of the Notes.

(b) In the event Unibanco determines to redeem the Notes as permitted under this Section 4.3, Unibanco shall specify in its notice the proposed date of redemption determined pursuant to Section 4.4 (the “Optional Early Redemption Date”) and shall pay to the Trustee (on behalf of the Noteholders) on the Optional Early Redemption Date an amount equal to the sum of (i) the aggregate principal amount of the Notes that are then Outstanding, and (ii) all accrued but unpaid interest on the Notes at the applicable Note Rate up to but excluding the Optional Early Redemption Date and all other amounts then due and payable on or with respect thereto (collectively, the “Optional Early Redemption Price”). The Notes shall not be deemed repaid and cancelled unless and until the Trustee shall have received in the Payment Account the Optional Early Redemption Price.

SECTION 4.4 Notice of Redemption. (a) Notice of redemption contemplated by Sections 4.2 and 4.3 shall be given by Unibanco by first-class mail, postage prepaid, mailed not less than 30 and 45 days, respectively, and not more than 90 days prior to the proposed Optional

Early Redemption Date or the proposed Early Tax Redemption Date, as the case may be, to each Noteholder, at its address appearing in the Note Register. All notices of redemption shall state:

(i) the proposed date and type of the redemption;

(ii) the applicable redemption price;

(iii) the names and addresses of the Paying Agents;

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the applicable redemption price;

(v) that, once the redemption price has been paid with respect the Notes, interest, if any, thereon shall cease to accrue from and after said date; and

(vi) the CUSIP number, if any.

(b) In the event that on the date for redemption specified pursuant to Section 4.4 (a)(i) hereof, an Expropriation Event or Inconvertibility Event has occurred that prohibits Unibanco from paying the redemption price to the Trustee, the redemption notice provided under this Section 4.4 shall be deemed to be withdrawn and Unibanco shall not be obligated to pay the redemption price on such date.

SECTION 4.5 Deposit of Redemption Price. At least one Business Day prior to any Optional Early Redemption Date or Early Tax Redemption Date, as the case may be, Unibanco shall deposit with the Trustee an amount of money sufficient to pay the Optional Early Redemption Price or the Early Tax Redemption Price, as applicable, of all the Notes. Unibanco will cause the bank through which payment on the Notes is to be made to deliver to the Paying Agent and Trustee by 1:00 p.m. New York time, one Business Day prior to the due date for such irrevocable confirmation (by tested telex, facsimile or authenticated Swift MT 100 Message) of its intention to make such payment. At least one Business Day prior to any Optional Early Redemption Date or Early Tax Redemption Date, as the case may be, Unibanco will provide to the Paying Agent a notice regarding the payment by Unibanco to the Paying Agent of the Optional Early Redemption Price or the Early Tax Redemption Price, as applicable.

SECTION 4.6 Notes Payable on Optional Early Redemption Date. Notice of Optional Early Redemption or Early Tax Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Optional Early Redemption Date or the Early Tax Redemption Date, as the case may be, become due and payable at the Optional Early Redemption Price or the Early Tax Redemption Price, as applicable, therein specified and from and after such date (unless Unibanco shall default in the payment of the Optional Early Redemption Price or the Early Tax Redemption Price, as applicable) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by Unibanco at the Optional Early Redemption Price or the Early Tax Redemption Price, as applicable. Installments of interest due on or prior to the Early Redemption Date or the Early Tax Redemption Date shall be payable to the Noteholders registered as such on the relevant Record Dates. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Optional Early Redemption Date or the Early Tax Redemption Date, as applicable, at the Note Rate.

SECTION 4.7 Open Market Purchases. Subject to any required approval of the Central Bank, Unibanco and its Material Subsidiaries or Affiliates may at any time purchase any Notes in the open market or otherwise at any price; provided that, in determining whether Noteholders holding any requisite principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by Unibanco and its Material Subsidiaries or Affiliates shall be deemed not Outstanding for purposes of this Indenture. All Notes purchased by Unibanco or Affiliates may, at the option of Unibanco, continue to be Outstanding or be cancelled.

ARTICLE V

PAYMENT SUPPORT

SECTION 5.1 Establishment and Administration of Reserve Account. (a) On the Closing Date, the Trustee shall establish a segregated trust account (the “Reserve Account”) with The Bank of New York for the benefit of the Noteholders (account no. GLA/111-565 and sub-account no. 367564). All of the proceeds of a drawing on any Letter of Credit shall, pursuant to the terms hereof and thereof, be required to be deposited in the Reserve Account when, as and if a drawing is made on any such Letter of Credit pursuant to Section 5.2(a) hereof and the terms thereof. Unibanco agrees that, pending any deposits in the Reserve Account as provided for herein, the Reserve Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Noteholders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes, but only to the extent provided or contemplated in paragraphs (e) and (f) of this Section 5.1. No funds contained in the Reserve Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall Unibanco or any other Person have any right of withdrawal or any other interest therein or in any Permitted Investments purchased pursuant to Section 5.1(b) or any proceeds thereof except that the Trustee shall, so long as no Event of Default shall have occurred and be continuing, transfer, on the tenth calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day following such calendar day), the interest earned on the Permitted Investments purchased pursuant to Section 5.1(b) or any proceeds thereof deposited in the Reserve Account to an account specified in writing by Unibanco. If the Trustee shall not have received any direction in writing from Unibanco with respect to the account where such interest or proceeds shall be transferred, such interest or proceeds shall be maintained in the Reserve Account. Notwithstanding anything herein to the contrary, Unibanco shall be required at all times to maintain in the Reserve Account an amount which, together with the amount available under any Letters of Credit, is equal to, or greater than, the Required Amount.

(b) So long as no Default or Event of Default shall have occurred and be continuing (i) the amounts on deposit in the Reserve Account shall be invested by the Trustee in Permitted Investments as directed by Unibanco in writing; provided, however, that all Permitted Investments purchased by the Trustee during any Interest Period must mature no later than two

Business Days prior to the next succeeding Interest Payment Date occurring after the investment of such amounts; and (ii) interest earned on Permitted Investments deposited in the Reserve Account shall be paid on the ninth calendar day of each month (or if such calendar day is not a Business Day, the next succeeding Business Day following such calendar day), to the extent that cash is on deposit in the Reserve Account on such date, to an account specified by Unibanco. On the Closing Date, Unibanco shall provide account details for the payments mentioned in clause (ii) above which shall remain valid until the Extended Maturity Date unless Unibanco informs the Trustee in writing otherwise. Upon the occurrence and during the continuance of a Default or an Event of Default, all interest earned on amounts on deposit in the Reserve Account shall be retained by the Trustee in the Reserve Account and all such interest shall be available to the Trustee to make any payment of principal, interest and/or other amounts due under the Notes and this Indenture, but only to the extent provided or contemplated in paragraphs (e) and (f) of this Section 5.1. The Trustee shall, within two Business Days after the Trustee receives written notice thereof, notify Unibanco in writing (with a copy of such notice to the Rating Agency) of the occurrence of any decrease in the rating of any Permitted Investment of the type referred to in clauses (ii) and (iv) thereof to a level below “P-1” by Moody’s (or “Aaa” by Moody’s in the case of a money market fund), “A-1” by S&P or “F-1” by Fitch (if rated by Fitch).

(c) The Trustee shall promptly deposit in the Reserve Account any and all amounts received from the Insurer as payment under the Insurance Policy.

(d) If a Default or Event of Default shall have occurred and be continuing or the Trustee shall not have received any direction in writing from Unibanco as to the Permitted Investments to be purchased as provided in Section 5.1(b), all amounts on deposit in the Reserve Account will be invested by the Trustee in investments of the type described in clause (vi) of the definition of Permitted Investments.

(e) On each Reserve Account Transfer Date during the continuance of an Inconvertibility Event or an Expropriation Event where Unibanco has certified to the Trustee in writing that they are unable to satisfy their payment obligations under this Indenture and the Notes, as applicable and where the funds on deposit in the Payment Account are insufficient to pay all accrued and unpaid interest due on the Notes on such Payment Date the Trustee shall withdraw from the Reserve Account and pay to the Payment Account, to the extent that funds are available therefor, an amount equal to the amount of accrued and unpaid interest due on the Notes on such Reserve Account Transfer Date less any amounts on deposit in the Payment Account therefor on such Reserve Account Transfer Date.

(f) During the continuance of an Inconvertibility Event or an Expropriation Event where Unibanco has certified to the Trustee in writing that they are unable to make payments of amounts due from time to time to the Trustee, in respect of fees (but not expenses) as set forth in Section 8.5, the Trustee shall, on the date such payment shall become due, withdraw from the Reserve Account and pay to itself an amount equal to such compensation then due to the Trustee and the Paying Agent under this Indenture; provided, however, that the Trustee shall not be entitled to withdraw from the Reserve Account more than US$5,000 during any Interest Period (the “Fees Reserve Allowance”) to pay the amounts specified under this Section 5.1(f).

(g) Upon Unibanco having satisfied its obligations under the Registration Rights Agreement in respect of the Notes, the Trustee shall, (i) upon the receipt of an Officer’s Certificate from Unibanco certifying to the registration of the Exchange Notes under the Securities Act and the satisfaction of its obligations under the Registration Rights Agreement, and (ii) so long as no Default or Event of Default is continuing, withdraw from the Reserve Account and pay to Unibanco all amounts, if any, on deposit in the Reserve Account (together with all amounts available under any Letters of Credit after giving effect to any reduction in any such Letter of Credit made pursuant to Section 5.2(c)) representing the amount described in clause (ii) of the definition of Required Amount.

(h) Upon the voluntary cancellation of the Insurance Policy by the Trustee at the request of Unibanco in accordance with Section 8.3(A) of the Insurance Policy and Section 5.3(d) hereof and so long as no Default or Event of Default is continuing, the Trustee shall withdraw from the Reserve Account and pay to Unibanco, within two Business Days from the date such cancellation becomes effective, all funds on deposit in the Reserve Account and shall terminate the Reserve Account or cause the Reserve Account to be terminated.

(i) Unibanco shall deposit funds in the Reserve Account within five Business Days of the cessation of the Inconvertibility Event or the Expropriation Event, or otherwise, so that the aggregate amount then deposited in the Reserve Account shall be sufficient to increase the amounts then on deposit therein (together with all amounts available under any Letters of Credit) to the Required Amount.

(j) If, upon the involuntary termination or cancellation of the Insurance Policy as contemplated by Section 7.1(f), Unibanco deposits additional funds in the Reserve Account and thereafter replaces the terminated or cancelled Insurance Policy with a comparable insurance policy in accordance with clause (y) of Section 7.1(f), the Trustee shall release from the Reserve Account and pay to Unibanco, within five Business Days from the date such comparable insurance policy becomes effective, any such additional funds deposited by Unibanco on the Reserve Account.

(k) Upon all obligations on the Notes and this Indenture being satisfied in full and this Indenture being terminated, the Trustee shall release from the Reserve Account and promptly pay to Unibanco any funds then on deposit in the Reserve Account and shall terminate the Reserve Account or cause the Reserve Account to be terminated.

(l) In the event that Unibanco wishes to replace amount on deposit in the Reserve Account with a Letter of Credit, Unibanco shall submit a draft of such Letter of Credit to the Trustee not less than two Business Days prior to the proposed delivery thereof.

(m) On the date that such executed Letter of Credit is delivered, Unibanco shall deliver, or cause to be delivered an executed Letter of Credit in the form supplied to the Trustee in subsection (l) above.

(n) Upon receipt of the executed Letter of Credit as specified in subsection (l) above, the Trustee shall, on the next Business Day after such receipt, release from the Reserve Account and pay to Unibanco an amount equal to the amount available under any such Letter of

Credit delivered in accordance with subsection (l) above; provided, that if the executed Letter of Credit submitted to the Trustee in accordance with subsection (l) above is received by the Trustee after 4:00 p.m. (New York time) on any Business Day such Letter of Credit shall be deemed to have been received on the next Business Day after such receipt.

SECTION 5.2 Letters of Credit. (a) The Trustee shall draw upon any Letter of Credit:

(i) in full

(A) promptly, but in any event within one Business Day after the Trustee receives written notice that Moody’s, S&P or Fitch has either withdrawn the long term debt rating of the issuer of such Letter of Credit or lowered such rating to below “A1” or “P-1” by Moody’s “A+" by S&P and “A+” by Fitch; or

(B) on the tenth Business Day prior to the stated expiry of such Letter of Credit in connection with its terms, if the issuer of such Letter of Credit shall have notified the Trustee of its intention to not renew or replace such Letter of Credit prior to its expiry and Unibanco shall not have caused a replacement Letter of Credit to be delivered to the Trustee prior to such tenth Business Day; or

(ii)(A) an amount equal to the amount of accrued and unpaid interest on the Notes three Business Days prior to the relevant Reserve Account Transfer Date plus an amount equal to the Fees Reserve Allowance and less any amounts on deposit in the Payment Account and the Reserve Account therefor on such day (which such amount shall be determined by Unibanco as specified in an Officer’s Certificate from Unibanco furnished to the Trustee no sooner than ten Business Days but no less than five Business Days prior to such drawing date; provided, however, that if no such Officer’s Certificate is received by the Trustee, the Trustee shall draw upon each Letter of Credit in full) on the third Business Day prior to each Reserve Account Transfer Date related to any Payment Date occurring during the continuation of an Inconvertibility Event or an Expropriation Event where the funds on deposit in the Payment Account on such second Business Day prior to such Reserve Account Transfer Date are insufficient to pay all accrued and unpaid interest due on the Notes on the last Business Day of the Grace Period on which such funds are due; and

(B) to the extent that more than one Letter of Credit is outstanding on any drawing date as set forth in Section 5.2(a)(ii)(A) above, the Trustee shall, in relation to a drawing made under Section 5.2(a)(ii)(A), draw from each such Letter of Credit in an amount which is equal to the pro-rata portion (based on the then outstanding amounts of all such Letters of Credit) of the amounts required to be drawn under Section 5.2(a)(ii)(A); provided, however, that if the issuer of any Letter of Credit fails to pay any amount due under such Letter of Credit by 10:00 a.m. (New York time) on the day after any request for drawing has been made pursuant to Section 5.2(a)(ii)(A), the Trustee shall draw on each other Letter of Credit in the manner specified in this subsection (B) for the unpaid balance of amounts drawn under this Section 5.2(a)(ii).

(b) The Trustee shall initially deposit all of the proceeds from any drawing under each Letter of Credit into the Reserve Account. All withdrawals from the Reserve Account shall be made strictly in accordance with the provisions of Section 5.1 hereof.

(c) Notwithstanding the provisions of Section 5.2(a)(i)(B), in the event that the Trustee receives notice from Unibanco and the Insurer that the coverage provided by the Insurance Policy is to be voluntarily cancelled as of any date as set forth in Section 5.3(d) or Section 5.3(e) and so long as no Default or Event of Default is then in effect or continuing, the Trustee shall allow each Letter of Credit to expire in accordance with its terms without drawing on such Letter of Credit, if such Letter of Credit expires on or after the date specified by Unibanco and the Insurer for such voluntary cancellation of coverage. Additionally, upon Unibanco having satisfied its obligations under the Registration Rights Agreement in respect of the Notes, the Trustee shall (at the request of Unibanco) and (i) upon the receipt of an Officer’s Certificate from Unibanco certifying to the registration of the Exchange Notes under the Securities Act and the satisfaction of its obligations under the Registration Rights Agreement, and (ii) so long as no Default or Event of Default is in effect or continuing, exchange the then current Letter of Credit for a new or replacement Letter of Credit in an amount (together with all amounts then on deposit in the Reserve Account after giving effect to any reduction in such account pursuant to Section 5.1(g)) equal to the Required Amount (less any amounts described in clause (iii) of the definition of Required Amount).

(d) Within five Business Days of the cessation of an Inconvertibility Event or an Expropriation Event, or otherwise, Unibanco shall replace the then existing Letter of Credit (or amend the existing Letter of Credit) with an equivalent Letter of Credit so that the aggregate amount available under any Letter of Credit shall be (together with all amounts on deposit in the Reserve Account after giving effect to any deposit on such account pursuant to Section 5.1(i)) equal to the Required Amount.

SECTION 5.3 The Insurance Policy. (a) The Trustee acknowledges that Unibanco has secured the Insurance Policy to initially provide limited insurance against the inability of Unibanco to convert reais into U.S. dollars and transfer any U.S. dollars to the Trustee in satisfaction of amounts to be paid by it under this Indenture and the Notes. Unibanco hereby confirms that the premium for the Insurance Policy has been paid by Unibanco on or prior to the Closing Date. In addition, the Trustee and Unibanco acknowledge that the Insurance Policy provides similar protection for any inability of the Trustee to convert any reais amounts received by the Trustee in satisfaction of Unibanco’s obligations under this Indenture and the Notes, including any reais amounts received in connection with any insolvency or similar proceedings involving Unibanco or any enforcement of this Indenture and the Notes against Unibanco. The Trustee and Unibanco further acknowledge that the Insurance Policy provides limited insurance against an act or series of acts of any Governmental Authority of Brazil that deprive Unibanco, or in certain limited circumstances, the Trustee, of the use or control of funds to satisfy Unibanco’s obligations under the Indenture and the Notes.

(b) The Trustee agrees to give written notice to the Insurer in substantially the form of Exhibit E hereto of the occurrence of (i) any failure by Unibanco to make any payment on or in respect of the Notes required under this Indenture, (ii) the occurrence of any Default or Event of Default, or (iii) the occurrence of an Inconvertibility Event or an Expropriation Event.

Upon receipt from the Insurer of amounts payable under the Insurance Policy, the Trustee shall hold such amounts in trust in the Payment Account for use in making any required payments of principal, interest and other amounts due under this Indenture.

(c) The Trustee shall give all notices, make all filings and take all actions required of it pursuant to the terms of the Insurance Policy including, without limitation, the filing of a claim with the procedures and subject to the time limitations set forth in Article VII of the Insurance Policy. In connection with its satisfaction of its obligations hereunder and under the Insurance Policy, the Trustee shall request, under the terms of the Indenture and the Insurance Side Agreement, that Unibanco provide all such information and take all such actions as are required to ensure the continued enforceability of the Insurance Policy, and in connection with the submission of any claim thereunder and the satisfaction of any requirement provided therein.

(d) At any time on or after December 15, 2006 and so long as no Default or Event of Default has occurred and is continuing, the Trustee, at the direction of Unibanco, may cancel the Insurance Policy upon the receipt of confirmation from Moody’s that its then current rating of the Notes is at least “Baa1” and that such rating will not be lowered or withdrawn as a result of such cancellation. The Trustee shall effect such cancellation by submission to the Insurer of the appropriate notice as specified in Section 8.3(A) of the Insurance Policy. Any such cancellation that occurs after December 15, 2006 shall be deemed effective as of the immediately succeeding anniversary thereof provided that the ratings set forth above are still effective as of such immediately succeeding anniversary thereof. The Trustee shall, at the request of Unibanco, make all such applications and submit all such documents as Unibanco shall reasonably request to comply with the provisions of Section 8.3(A) of the Insurance Policy. Upon the Insurer making any payment to the Trustee pursuant to Section 8.3(A) of the Insurance Policy, the Trustee shall, so long as no Default or Event of Default has occurred and is continuing, direct the Insurer to pay all such amounts due to the Trustee to Unibanco and pay any amounts so received by the Insurer to Unibanco within two Business Days after receipt thereof.

(e) At any time on or after Optional Early Redemption Date and so long as all Notes have been redeemed in full, the Trustee, at the direction of Unibanco, may cancel the Insurance Policy. The Trustee shall effect such cancellation by submission to the Insurer of the appropriate notices as specified in Section 8.3(A) of the Insurance Policy. Any such cancellation that occurs after the Optional Early Redemption Date shall be deemed effective as of the immediately succeeding Interest Payment Date provided that the Notes are redeemed in full on such Interest Payment Date. The Trustee shall, at the request of Unibanco, make all such applications and submit all such documents as Unibanco shall reasonably request to comply with the provisions of Section 8.3(A) of the Insurance Policy. Upon the Insurer making any payment to the Trustee pursuant to Section 8.3(A) of the Insurance Policy, the Trustee shall, so long as no Default or Event of Default has occurred and is continuing, direct the Insurer to pay all such amounts due to the Trustee to Unibanco and pay any amounts so received by the Insurer to Unibanco within two Business Days after receipt thereof.

(f) Unibanco shall deliver notice to the Rating Agency of any amendment or waiver to the Insurance Policy or the Insurance Side Agreement prior to the execution of such amendment or waiver to the Insurance Policy or Insurance Side Agreement.

ARTICLE VI

COVENANTS

For so long as the Notes remain outstanding or any amount remains unpaid on such Notes under this Indenture, Unibanco will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Indenture as provided herein).

SECTION 6.1 Payment of Principal and Interest. Unibanco shall duly and punctually pay all amounts owed by it, and comply with all its other obligations, under the terms of the Notes and this Indenture.

SECTION 6.2 Performance Under the Transaction Documents. Unibanco will duly and punctually perform, comply with and observe all obligations and agreements to be performed by it set forth in the Transaction Documents.

SECTION 6.3 Maintenance of Corporate Existence. Unibanco will, and will cause each of its Material Subsidiaries to, maintain in effect its corporate existence (subject to Unibanco’s ability to consummate certain transactions as described below in Section 6.14.) and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary for or desirable in the normal conduct of its business, activities or operations, provided that this Section 6.3 shall not require Unibanco or any of its Material Subsidiaries to maintain any such right, privilege, title to property, franchise or the like or require Unibanco to preserve the corporate existence of such Material Subsidiary, if Unibanco certifies to the Trustee its reasonable belief that the failure to do so does not and will not have a Material Adverse Effect.

SECTION 6.4 Compliance with Laws. Unibanco will use its best efforts, and will cause its Material Subsidiaries to use their best efforts, to comply at all times with all applicable Laws of any Governmental Authority having jurisdiction over Unibanco, Unibanco’s business or any of the transactions contemplated herein, except where in Unibanco’s reasonable belief the failure by Unibanco or such Material Subsidiary to so comply would not have a Material Adverse Effect.

SECTION 6.5 Maintenance of Government Approvals. Unibanco will use its best efforts, and will cause its Material Subsidiaries to use their best efforts, to obtain and maintain in full force and effect all Government Approvals, consents or licenses of any Governmental Authority or any third party under the laws of Brazil, the Cayman Islands or any other jurisdiction having jurisdiction over Unibanco or necessary in all cases for Unibanco to perform its obligations under the Transaction Documents (including, without limitation any authorization required to obtain and transfer U.S. dollars or any other currency, which at that time is legal tender in the United States, out of Brazil, in connection with this Indenture and the Notes) or for the validity or enforceability of any thereof, except where Unibanco certifies to the Trustee its reasonable belief that the failure to do so would not have a Material Adverse Effect.

SECTION 6.6 Payments of Taxes and Other Claims. Unibanco will use its best efforts, and will cause each of its Material Subsidiaries to use their best efforts, to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon Unibanco or such Material Subsidiary, as the case may be, and (ii) all lawful claims for labor, which, if unpaid, might by law become a Lien upon the property of Unibanco or such Material Subsidiary, as the case may be; provided, however, that this Section 6.6 shall not require Unibanco to, or cause any Material Subsidiary to, pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to pay or discharge or cause to be paid or discharged would not in Unibanco’s reasonable belief have a Material Adverse Effect.

SECTION 6.7 Maintenance of Books and Records. Unibanco shall, and shall cause each of its Material Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable law.

SECTION 6.8 Maintenance of Office or Agency. So long as any of the Notes are Outstanding, Unibanco will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon Unibanco in respect of this Indenture and the Notes may be served. Initially this office will be at 65 East 55th Street, New York, New York 10022 and Unibanco will not change the designation of such office without prior notice to the Trustee and designation of a replacement office in the same general location.

SECTION 6.9 Ranking. Unibanco will ensure that the Notes will be direct and unsecured subordinated obligations of Unibanco and will rank pari passu, without any preference among themselves, with all other present and future direct and unsecured subordinated obligations of Unibanco other than with respect to (i) the rights of Prior Creditors as set forth in Article III and (ii) other obligations preferred by statute or by operation of law. Unless permitted by the Central Bank, Unibanco will not issue any debt that is subordinated and junior in right of payment to the Notes.

SECTION 6.10 Notice of Defaults and Events of Default. Unibanco will give notice to the Trustee, as soon as is practicable and in any event within ten calendar days, after Unibanco becomes aware of the occurrence of any Event of Default or Default, accompanied by a certificate of a responsible officer of Unibanco setting forth the details of such Event of Default or Default and stating what action Unibanco proposes to take with respect thereto.

SECTION 6.11 Certificate of Compliance. Unibanco will provide the Trustee within ten days of any request by the Trustee and at the time it provides the Trustee with its annual financial statements, and in any event not later than 180 days after the end of Unibanco’s fiscal year, a certificate in English certifying that up to a specified date no earlier than seven days prior to the date of such certificate, Unibanco has complied with its obligations under this Indenture (or, if such is not the case, giving the details of the circumstances of such non-compliance) and that as of such date there did not exist, nor had there existed at any time prior thereto since the date of delivery of the previous such certificate (or, in the case of the first such certificate, the date of this Indenture), any Default or Event of Default or other matter which would affect Unibanco's ability to perform its obligations under this Indenture.

SECTION 6.12 Operational Limits. (a) Unibanco will give notice to the Trustee, as soon as practicable and in any event within two business days, after Unibanco becomes aware or should reasonably become aware that it is not in compliance with Operational Limits, and will comply with all other notification requirements contained in this Indenture.

(b) If Unibanco defers payment of interest or principal due to non-compliance with the Operational Limits, Unibanco will use reasonable efforts to re-enter into compliance with such Operational Limits as soon as possible and, in any event, within 180 days after Unibanco gives notice of such non-compliance to the Trustee.

SECTION 1.13 Notice of Expropriation or Inconvertibility Events. Unibanco will give notice to the Trustee, as soon as is practicable and in any event within five Business Days after Unibanco becomes aware of any action taken by the Brazilian government that could give rise to an Expropriation Event or an Inconvertibility Event; provided, however, that if an Inconvertibility Event or an Expropriation Event has occurred in the five Business Days preceding a Payment Date that limits or restricts the ability of Unibanco to convert reais into U.S. dollars or transfer U.S. dollars outside of Brazil in satisfaction of its obligations under the Transaction Documents, Unibanco shall give notice to the Trustee of such event promptly and in any event not later than the Business Day prior to such Payment Date; and provided further that, if any of such events occurs on a Payment Date, Unibanco shall give notice of such event no later than on such Payment Date.

SECTION 1.14 Limitation on Consolidation, Merger, Sale or Conveyance. (i) Unibanco will not, in one or a series of transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its properties, assets or net sales to any Person or permit any Person to merge with or into it unless:

(A) either Unibanco is the continuing entity or the Person formed by such consolidation or into which Unibanco is merged or that acquired or leased such property or assets of Unibanco (the “Successor Company”) will be a company organized and validly existing under the laws of its jurisdiction of incorporation and shall assume (jointly and severally with Unibanco unless Unibanco shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee), all of Unibanco’s obligations on the Notes and under this Indenture;

(B) the Successor Company (jointly and severally with Unibanco unless Unibanco shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes;

(C) immediately after giving effect to the transaction, no Event of Default or Default has occurred and is continuing; and

(D) Unibanco has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if applicable, comply with this Indenture and that all conditions precedent provided for in this Indenture and relating to such transaction have been complied with.

(ii) Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default under this Indenture or the Notes shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

(A) Unibanco may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to a Subsidiary of Unibanco in cases when Unibanco is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect, it being understood that if Unibanco is not the surviving entity, Unibanco shall comply with the requirements set forth in clause (i) above; or

(B) any Subsidiary of Unibanco may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person in cases when such transaction would not have a Material Adverse Effect; or

(C) any Subsidiary of Unibanco may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Subsidiary of Unibanco; or

(D) any Subsidiary of Unibanco may liquidate or dissolve if Unibanco determines in good faith that such liquidation or dissolution is in the best interests of Unibanco, and would not result in a Material Adverse Effect and if such liquidation or dissolution is part of a corporate reorganization of Unibanco.

SECTION 6.15 Transactions with Affiliates. Unibanco shall not, and shall not permit any of its Material Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to Unibanco or such Material Subsidiary than those which could have been obtained on an arm’s-length basis with a Person that is not an Affiliate; provided, however, that the foregoing shall not apply to transactions between or among Unibanco and/or any of its Material Subsidiaries not involving any other Person so long as consummation of any such transaction will not have a Material Adverse Effect.

SECTION 6.16 Listing. Unibanco will at all times use its best efforts to maintain the listing of the Notes on the Luxembourg Stock Exchange or, if it is unable to do so having used all reasonable efforts or if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, use its best efforts to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as Unibanco (with the approval of the Trustee) decides and will give notice of the identity of such other stock exchange or exchanges or securities market or markets to the Noteholders.

SECTION 6.17 Additional Information for Ratings. So long as any Notes remain outstanding, and to the extent permitted by law, Unibanco will provide Moody’s (or any other rating agency which has assigned a rating to the notes) such information as it shall reasonably request in order to perform its function as a rating agency in respect of the notes and inform Moody’s (or any other rating agency which has assigned a rating to the notes) as soon as reasonably practicable of any supplemental indentures or any amendments that have been or are proposed to be made hereto.

SECTION 1.18 Provision of Financial Statements and Reports. (a) In the event Unibanco shall file any financial statements or reports with the SEC or shall publish or otherwise make such statements or reports publicly available in Brazil, the United States or elsewhere, Unibanco shall furnish a copy of such statements or reports to the Trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available, as the case may be.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Unibanco’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 1.19 Further Actions. Unibanco will, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Trustee may reasonably request, in accordance with applicable Law, to be taken, fulfilled or done in order (a) to perfect and maintain the validity, effectiveness and priority of any Liens created hereunder, (b) to enable Unibanco to lawfully enter into, exercise its rights and perform and comply with its obligations under the Notes, this Indenture and each of the other Transaction Documents, as the case may be, (c) to ensure that Unibanco’s obligations under the Notes, the Indenture and each of the other Transaction Documents are legally binding and enforceable, (d) to make the Notes, the Indenture and each of the other Transaction Documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (e) to enable the Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of this Indenture and each of the other Transaction Documents, (f) to take any and all action necessary to preserve the enforceability of, and maintain the Trustee’s rights under, this Indenture and each of the other Transaction Documents and (g) to assist the Trustee in the Trustee’s performance of its obligations under the Indenture and each of the other Transaction Documents.

SECTION 6.20 Available Information. For as long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Unibanco will, to the extent required, furnish to any holder of a Note issued under Rule 144A or to any prospective purchaser designated by such Noteholder, upon request of such Noteholder, financial and other information described in paragraph (d)(4) of Rule 144A with respect to Unibanco to the extent required in order to permit such Noteholder to comply with Rule 144A with respect to any resale of such Note, unless, at the time of such request, Unibanco is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision) and no such information about Unibanco is otherwise required pursuant to Rule 144A.

SECTION 6.21 Appointment to Fill a Vacancy in Office of Trustee. Unibanco, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint in the manner provided in Section 8.8, a successor Trustee, so that there shall at all times be a Trustee with respect to the Notes.

SECTION 6.22 Payments and Paying Agents. (a) Unibanco will, at least one Business Day prior to each due date of the principal of or interest on the Notes or other amounts (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

(b) Whenever Unibanco shall appoint a Paying Agent other than the Trustee with respect to the Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i) that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Notes (whether such sums have been paid to it by or on behalf of Unibanco or by any other obligor on the Notes) in trust for the benefit of the Noteholders or of the Trustee.

(ii) that it will give the Trustee notice of any failure by Unibanco (or by any other obligor on the Notes) to make any payment of the principal of or interest on any Notes (including Additional Amounts) and any other payments to be made by or on behalf of Unibanco under this Indenture or the Notes when the same shall be due and payable; and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

(c) The Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by Unibanco to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Notes (including Additional Amounts) and of the compensation of such Paying Agents for their services as such.

(d) If Unibanco shall act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Noteholders of such Notes a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. Unibanco will promptly notify the Trustee of any failure to take action.

(e) Anything in this Section 6.22 to the contrary notwithstanding, Unibanco may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Notes by Unibanco or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(f) Anything in this Section 6.22, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Article VI are subject to the provisions of Section 12.3.

(g) Unibanco agrees to indemnify the Noteholders against any failure on the part of any Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of the Notes on the applicable Payment Date.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

SECTION 7.1 Events of Default. The following events shall each be an “Event of Default” under the terms of the Notes and this Indenture:

(a) Unibanco shall fail to make any principal payment (and the Noteholders shall for any reason not receive any such payment) on any of the Notes, whether on the maturity date, upon redemption or otherwise, other than due to a deferral of principal or an extension or deferral of the maturity date described under Sections 2.6 and 2.8 for so long as Unibanco shall be entitled to not make payments as a result of any such deferral or extension pursuant to Sections 2.6 and 2.8; or

(b) Unibanco shall fail to make any interest payment or any payment of Additional Amounts (and the Noteholders shall for any reason not receive any such payment) in accordance with the terms of the Notes and this Indenture, other than due to a deferral of interest described under Sections 2.6. and 2.8., and this non-payment continues for 15 days and the Trustee has not otherwise received those amounts from the Insurer under the Insurance Policy, from the Reserve Account or otherwise; provided, however, that if the Insurer acknowledges that any interest payment is due and payable by the Insurer under the Insurance Policy, Unibanco’s failure to make that payment will not be an Event of Default; or

(c) a Governmental Authority in the Cayman Islands or Brazil (1) institutes a proceeding or enters a decree or order for relief under any bankruptcy, liquidation, dissolution, winding up, insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities or similar law, or adjudging Unibanco bankrupt or insolvent, (2) enters a decree or order approving as properly filed a petition seeking Unibanco’s reorganization, arrangement, adjustment or composition under any applicable law except a reorganization permitted under the Indenture, (3) enters a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for Unibanco or all or substantially all of Unibanco’s assets, and such decree or order has not been vacated or has remained in force undischarged or unstayed for 60 days, or (4) any event that under the laws of Brazil or the Cayman Islands occurs that has an analogous effect to any of the foregoing events; or

(d) the commencement by Unibanco of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or Unibanco’s consent by answer or otherwise to the entry of a decree or order for relief in respect of Unibanco in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Unibanco or the dissolution of Unibanco or any event which under the laws of Brazil or the Cayman Islands has an analogous effect to any of the foregoing events; or

(e) Any of the Transaction Documents, or any part thereof, shall cease to be in full force and effect or binding and enforceable against Unibanco or admissible in evidence in the courts of Brazil, or it becomes unlawful for Unibanco to perform any material obligation under any Transaction Document to which it is a party, or Unibanco shall contest the enforceability of any Transaction Document or deny that it has liability under any Transaction Document to which it is a party; or

(f) Any of (i) the Insurance Policy shall have been cancelled or terminated by the Insurer or shall otherwise cease to be in full force and effect, binding and enforceable against the Insurer (other than in connection with a voluntary cancellation of the Insurance Policy by the Trustee at the request of Unibanco as set forth in Section 5.3(d)), (ii) the Insurer shall fail to pay the full amount of any claim submitted to it under the Insurance Policy by the end of the Waiting Period (as such term is defined in the Insurance Policy) applicable to such claim, or (iii) Unibanco shall fail to satisfy its obligations under the Insurance Side Agreement, unless, with regard to items (i) and (ii) above, within 10 calendar days, Unibanco (x) irrevocably deposits into the Reserve Account an amount in U.S. dollars equal to the then current face amount of the Insurance Policy or (y) obtains an insurance policy comparable to the Insurance Policy with an insurer which has been given a long-term debt rating or a financial strength rating comparable to that of the Insurer as of the date any of such events shall have occurred, and the Rating Agency reaffirms its ratings on the Notes which were in effect immediately prior to such event; or

(g) Unibanco shall fail to comply with its obligations with respect to the Reserve Account within five business days after being obligated to do so; or

(h) Other than in connection with the Trustee allowing for the expiration thereof as provided for in this Indenture, any Letter of Credit shall have been cancelled or terminated by the issuer thereof or otherwise shall have ceased to be in full force and effect, binding and enforceable against the issuer thereof in accordance with its terms unless a substantially equivalent Letter of Credit or U.S. dollars in an amount equal to the amount available under any such Letter of Credit immediately prior to its cancellation is promptly provided to the Trustee.

SECTION 7.2 Remedies upon Occurrence of an Event of Default. (a) Upon the occurrence and continuation of an Event of Default described in (c) or (d) of Section 7.1 arising under Cayman Islands law, the Trustee may at its discretion or Noteholders holding no less than 33?% in aggregate principal amount of the Notes then Outstanding may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be immediately due and payable. If an event of Default described in (c) or (d) of Section 7.1 occurs other than under Cayman Islands law and is continuing, the principal of and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the

Trustee or any Noteholders; provided, however, that Unibanco shall only be required to make the payments described in this Section 7.2(a) after Unibanco has been declared bankrupt, put into liquidation or otherwise dissolved for purposes of Brazilian law, and those payments will be subject to the subordination provisions of Article III. In addition, if Unibanco makes payments described in this Section 7.2(a) from Brazil, Unibanco will be required to obtain the approval of the Central Bank for the remittance of funds outside Brazil. There is no right of acceleration in the case of a Default in the payment of principal of or interest on the Notes or the failure by Unibanco to perform any other obligation hereunder.

(b) If an Event of Default occurs or if Unibanco breaches any covenant or warranty hereunder or under the Notes, the Trustee may pursue any available remedy to enforce any provision of the Notes or this Indenture.

(c) At any time after a declaration of acceleration in accordance with Section 7.2(a) above has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VII, the Majority Noteholders, by written notice to Unibanco and the Trustee, may rescind and annul such declaration and its consequences if:

(i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on the Notes (including all Amounts in Arrears and Additional Interest Amounts);

(B) the principal of any Notes that have become due other than by such declaration of acceleration and interest thereon at the Arrears Rate;

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the Arrears Rate; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.4.

(d) The Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to the limitations specified herein. Subject to the provisions of this Indenture relating to the Trustee’s duties, the Trustee shall be under no obligation to exercise any of its rights an powers under this Indenture unless it has been offered an indemnity to its reasonable satisfaction against the costs, expenses and liabilities it may reasonably incur.

(e) No Noteholder will have any right to institute any proceeding with respect to the indenture or the Notes or for any remedy thereunder unless the Noteholder has previously given written notice to the Trustee of a continuing Event of Default under the Notes of the continuing breach of a covenant contained herein, the Noteholders of not less than 33 1/3% in aggregate principal amount of the Outstanding Notes have made a written request to the Trustee to institute proceedings in respect of the Event of Default or breach in its own name as Trustee, the Noteholders have offered to the Trustee indemnity satisfactory to it, the Trustee for 60 days thereafter has failed to institute any such proceeding and no direction inconsistent with that request has been given to the Trustee during that 60-day period by the holders of a majority in aggregate principal amount of the Outstanding Notes, provided, however, that the right of any Noteholder institute a suit for the enforcement of the payment of principal or interest on the due date therefore may not be impaired without its consent.

SECTION 7.3 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

SECTION 7.4 Waiver of Past Defaults. The Majority Noteholders may waive any past Default hereunder except an uncured Default in the payment of principal of or interest on the Notes or an uncured Default relating to a covenant or provision of this Indenture that cannot be modified or amended without the consent of each affected Noteholder.

SECTION 7.5 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. (a) In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to Unibanco or any obligor on the Notes or the property of Unibanco or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Unibanco for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise to:

(i) file and prove a claim for the whole amount of principal and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 8.5) and of the Noteholders allowed in such judicial proceeding; and

(ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same.

(b) In any such event, any receiver, assignee, trustee, liquidator or sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.5.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 7.6 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Noteholders.

SECTION 7.7 Application of Money Collected. Any money collected by the Trustee with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.5 hereof.

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably among Notes, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

SECTION 7.8 Limitation on Suits. No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes;

(b) the Noteholders of not less than 33 1/3% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Noteholder or Noteholders have offered to the Trustee adequate security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Noteholders;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders.

SECTION 7.9 Unconditional Right of Noteholders to Receive Principal and Interest and Other Amounts. Notwithstanding any other provisions in this Indenture, the Noteholders shall have the right, which is absolute and unconditional (subject always however to the terms of the Transaction Documents and the subordination conditions of Resolution 2837), to receive payment of the principal of and interest and other amounts (including Additional Amounts) on such Note on the respective maturities or due dates expressed in such Note (or, in the case of redemption or repayment, on the Early Tax Redemption Date or the maturity date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 7.10 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case Unibanco, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 7.11 Rights and Remedies Cumulative. Except as otherwise provided in Section 2.15(e), no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.12 Control by Noteholders. Subject to Section 316(a) of the Trust Indenture Act, the Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that:

(a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Noteholders not taking part in such direction; and

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 7.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any part litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but neither the provisions of this Article nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such assessment in any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or repayment, on or after the applicable redemption date or the Expected Maturity Date (as the same may be extended as provided hereunder)).

SECTION 7.14 Waiver of Stay or Extension Laws. Unibanco covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Unibanco (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.1 Certain Rights and Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the

Trustee. In case an Event of Default has occurred (which has not been cured or waived) and prior to the receipt of instructions (if any) from the Noteholders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except as otherwise provided in Section 315 of the Trust Indenture Act:

(i) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof;

(ii) Any request, direction, order or demand of Unibanco mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of Unibanco;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby;

(iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (provided that the Trustee’s conduct does not constitute negligence or willful misconduct) or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture;

(v) Subject to Section 8.1(a), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders, provided that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by Unibanco or, if paid by the Trustee, shall be repaid by Unibanco upon demand;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder;

(vii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officers was unreasonable.

(viii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of Unibanco given under this Indenture, provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

(ix) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

(x) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Indenture in the absence of timely and specific written investment direction from Unibanco. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Unibanco to provide timely written investment direction;

(xi) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; provided, however, that the Trustee shall be deemed to have actual knowledge of the existence of any Default or Event of Default which has arisen pursuant to the provisions of Sections 7.1(a) or (b);

(xii) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Registration Rights Agreement and each Letter of Credit, and each agent, custodian and other Person employed to act hereunder; and

(xiii) Unibanco shall deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

(d) The Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Indenture and the Notes and may consult with counsel and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(e) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 8.2 Trustee Not Responsible for Recitals; Etc. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of Unibanco and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by Unibanco of any of the Notes or of the proceeds of such Notes.

SECTION 3.3 Trustee and Others May Hold Notes. (a) The Trustee or any Paying Agent or Note Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Unibanco, or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other Authorized Agent.

(b) The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee resigns or is removed, such Trustee shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 8.4 Moneys Held by Trustee or Paying Agent. (a) Whenever Unibanco shall have one or more Paying Agents, Unibanco will make the payments contemplated by Sections 6.1 and 6.2 by depositing with a Paying Agent an amount sufficient to make such payments, such amount to be held in trust by the Paying Agent for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) will promptly notify the Trustee of its action or failure so to act. Each Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, to the effect that such Paying Agent will:

(i) hold all amounts held by it for the making of payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such amounts shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) provide the Trustee notice of any Default by Unibanco in the making of payments in respect of the Notes; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Paying Agent.

(b) Unibanco may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or direct any Paying Agent to pay or deliver, to the Trustee all amounts held in trust by Unibanco or such Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by Unibanco or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(c) Any money deposited with the Trustee or any Paying Agent, or then held by Unibanco in trust for the making of any payment in respect of any Note and remaining unclaimed for two years after such payment has become due and payable (if then held by the Trustee or any Paying Agent) shall be paid or returned to Unibanco upon request by Unibanco or (if then held by Unibanco) shall be discharged from such trust; and Noteholders shall thereafter, as unsecured general creditors, seek recourse only to Unibanco for payment thereof (unless an applicable abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Unibanco, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Unibanco provide notice to Noteholders in the manner set forth in Section 14.4, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the latest date of mailing, any unclaimed balance of such money then remaining will be repaid or redelivered to Unibanco.

SECTION 8.5 Compensation of the Trustee and its Lien. (a) Unibanco covenants and agrees to pay to the Trustee (all references in this Section 8.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Note Registrar) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by Unibanco and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, Unibanco will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. Each of Unibanco and the Branch, jointly and severally, also covenants and agrees to indemnify the Trustee and any predecessor Trustee for, defend, and hold harmless the Trustee and any predecessor Trustee and their officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Trustee or any of its employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, this Indenture or the Account Control Agreement, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes. The obligations of Unibanco under this Article shall constitute additional indebtedness hereunder. In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(b) The obligations of Unibanco under this Section 8.5 shall survive payment in full of the Notes, the resignation or removal of the Trustee and the termination of this Indenture.

(c) When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Paying Agent, if so appointed by Unibanco) after an Event of Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

(d) The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 8.5, except with respect to funds held in trust for the benefit of the holders of particular Notes.

SECTION 8.6 Right of Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate of Unibanco or an Opinion of Counsel, which shall conform to the provisions of Section 14.1. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 8.1(b)(v).

SECTION 8.7 Persons Eligible for Appointment as Trustee. There shall at all times be a Trustee hereunder which shall at all times be a bank which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $100,000,000 and have a long term unsecured debt rating of at least “A2” by Moody’s. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then for the purposes of this Section 8.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.

SECTION 8.8 Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to Unibanco and by giving notice of such resignation to the Noteholders in the manner provided in Section 14.4.

(b) In case at any time any of the following shall occur with respect to any Notes:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request thereafter by Unibanco or by any Noteholder who has been a bona fide Noteholder for at least six months,

(ii) the Trustee shall cease to be eligible under Section 8.7 and shall fail to resign after written request therefore by Unibanco or by any Noteholder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) Unibanco may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of Unibanco, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Majority Noteholders may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to Unibanco, the evidence provided for in Section 8.1 of the action taken by the Noteholders, provided that unless a Default or Event of Default shall have occurred and be continuing, Unibanco shall consent (such consent not to be unreasonably withheld).

(d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to the Notes for any cause, Unibanco shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by order of the Board of Directors of Unibanco, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 8.9 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may, at Unibanco’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Article shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 8.9.

SECTION 8.9 Acceptance of Appointment by Successor Trustee. (a) Any successor Trustee appointed under Section 8.8 shall execute, acknowledge and deliver to Unibanco and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of Unibanco or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 8.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Trustee all property and money as may be held by such Trustee ceasing to act. Upon request of any such successor Trustee, Unibanco shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 8.5.

(b) No successor Trustee shall accept appointment as provided in this Section 8.9 unless at the time of such acceptance such successor Trustee shall be eligible under Section 8.7.

(c) Upon acceptance of appointment by a successor Trustee, Unibanco shall give notice of the succession of such Trustee hereunder to the Noteholders in the manner provided in Section 14.4. If Unibanco fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of Unibanco.

SECTION 8.10 Merger, Conversion or Consolidation of Trustee. (a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 8.7 hereof and Section 310(a) of the Trust Indenture Act.

(b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Trustee; provided that the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticated Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 8.11 Maintenance of Offices and Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest. Such office shall be initially located at the address set forth in Section 14.4 hereto. Notices and demands to or upon the Trustee in respect of the Notes or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by Unibanco to the Trustee and by the Trustee to the Noteholders in the manner specified in Section 14.4. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

(b) There shall at all times be a Note Registrar and a Paying Agent hereunder. In addition, at any time when any Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or redemption thereof or pursuant to Section 2.13, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent).

(c) Any Authorized Agent shall be a bank or trust company and shall be a Person (i) organized and doing business under the laws of the United States or any State thereof, (ii) with a combined capital and surplus of at least $50,000,000, (iii) authorized under such laws to exercise corporate trust powers, subject to supervision by United States Federal or state authorities and (iv) be rated at least “A2” by Moody’s. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 8.11.

(d) The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Note Registrar hereunder.

(e) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.11, that such Paying Agent will:

(i) hold all sums held by it for the payment of principal of and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Trustee within five days thereafter notice of any Default by any obligor upon the Notes in the making of any such payment of principal or interest; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(f) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

(g) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(h) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and Unibanco. Unibanco may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 8.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), Unibanco shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 8.11. Unibanco shall give written notice of any such appointment to all Noteholders as their names and addresses appear on the Note Register.

(i) Unibanco initially appoints The Bank of New York as Note Registrar and Paying Agent in connection with the Notes.

(j) If the Notes are listed on any securities exchange, Unibanco will satisfy any requirement at such securities exchange as to paying agents.

SECTION 8.12 Reports by Trustee. On or before June 15 in every year, so long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Noteholders specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. Unibanco shall promptly notify the Trustee if the Notes become listed on any stock exchange or any de-listing thereof, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

SECTION 8.13 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 8.1 and the requirements of the Trust Indenture Act.

SECTION 8.14 Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 8.14 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Unibanco. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee, and

(iv) each co-trustee appointed hereunder shall at all times be a bank that complies with the eligibility requirements set forth in Section 310(a) of the Trust Indenture Act, have a combined capital and surplus of U.S.$100,000,000, have its corporate trust office in the Borough of Manhattan, the city of New York and have a long-term unsecured debt rating of at least “A2” by Moody’s. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 301(a) of the Trust Indenture Act, then for the purposes of this subsection, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

SECTION 8.15 Knowledge of Default. If a Default or Event of Default occurs and is continuing, and if the Trustee has actual knowledge thereof, as determined pursuant to Section 8.1(b)(xi) hereof, the Trustee shall transmit to each Noteholder, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of the Default or Event of Default by the earlier of 90 days after it occurs or 30 days after the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal, interest or other amounts due on any Note, the Trustee may withhold the notice if and so long as its Board of Directors in good faith determines that withholding the notice is in the interest of the Noteholders.

ARTICLE IX

CONCERNING THE HOLDERS

SECTION 9.1 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders (collectively, an “Act” of such Noteholders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to Unibanco. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and Unibanco, if made in the manner provided in this Section 9.1. The record of any meeting of Noteholders shall be proved in the manner provided in Section 10.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of Unibanco, on behalf of such corporation, association or Unibanco, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Note Register and the Trustee shall not be affected by notice to the contrary.

(d) Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefore or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including Unibanco or any Affiliate thereof.

(e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

(f) Notes authenticated and delivered after any Act of Noteholders may, and shall if required by Unibanco, bear a notation in form approved by Unibanco as to any action taken by such Act of Noteholders. If Unibanco shall so determine, new Notes so modified as to conform, in the opinion of Unibanco, to such action, may be prepared and executed by Unibanco and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

(g) Unibanco may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to sign any instrument evidencing or embodying an Act of the Noteholders. If a record date is fixed, those Persons who were Noteholders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Noteholders or to revoke any such instrument previously signed, whether or not such Persons continue to be Noteholders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

(h) The Initial Notes and the Exchange Notes shall vote and consent together on all matters as one class, and none of the Notes, and no tranche of Notes, shall have the right to vote or consent as a separate class on any matter.

SECTION 9.2 Notes Owned by Unibanco and Affiliates Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by Unibanco or any Affiliate of either of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Note Register shall be so disregarded. Unibanco shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

ARTICLE X

HOLDERS’ MEETINGS

SECTION 10.1 Purposes for Which Noteholders’ Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article X for any of the following purposes:

(a) to give any notice to Unibanco or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article VII;

(b) to remove the Trustee and appoint a successor Trustee pursuant to Article VIII;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 11.1; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

SECTION 10.2 Trustee, Unibanco and Noteholders May Call Meeting. The Trustee, Unibanco and the Noteholders may call a meeting of the Noteholders at any time by giving notice thereof as provided in Section 14.4. In case Unibanco, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then Outstanding shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then Unibanco or such Noteholders in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 10.1 by giving notice thereof as provided in Section 14.4. Notice of every meeting of the Noteholders shall set forth the time and place of such meeting and, in general terms, the action proposed to be taken at such meeting and shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting.

SECTION 10.3 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Noteholders a person shall be (a) Noteholder of one or more Notes with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of such Notes by a Noteholder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Unibanco and its counsel.

SECTION 10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.1 and the appointment of any proxy shall be proved in the manner specified in said Section 9.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

(b) Unibanco or the Noteholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Noteholders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.

(c) Subject to the provisions of Section 9.2, at any meeting each Noteholder proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to Section 10.2 may be adjourned from time to time, and the meeting may be held as so adjourned upon notice as set forth in Section 10.2. At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

SECTION 10.5 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to Unibanco and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article XI

SUPPLEMENTAL INDENTURES

SECTION 11.1 Supplemental Indenture with Consent of Noteholders. (a) With the consent of the Majority Noteholders, Unibanco may, and the Trustee, subject to Sections 11.3 and 11.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture; provided, however, that without the consent of the Noteholder of each Outstanding Note directly affected thereby, no such supplemental indenture shall (with respect to any Notes held by non-consenting Noteholder of such Notes) cause any of the following:

(i) change the maturity of any payment of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the method of computing the amount of principal thereof or interest payable thereon on any date or change any place of payment where, or the coin or currency in which, the principal of or interest (including Additional Amounts) on any Note is payable, or impair the right of the Noteholders to institute suit for the enforcement of any such payment on or after the maturity or the date of payment, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Early Tax Redemption Date or the Payment Date, as the case may be); or

(ii) modify the subordination provisions of Article III in a manner adverse to the Noteholders; or

(iii) reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

(iv) modify any of the provisions of this Article or Section 7.4, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder.

(b) Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Noteholders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 11.3 and 11.4.

(c) It shall not be necessary for any Act of Noteholders under this Article to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d) Unibanco shall deliver notice to the Rating Agency of any indenture or supplemental indenture or any amendment to be executed pursuant to this Section 11.1 prior to the execution of such indenture or supplemental indenture or such amendment.

SECTION 11.2 Supplemental Indentures Without Consent of Noteholders. Notwithstanding anything to the contrary provided for in Section 11.1 hereof Unibanco, at any time and from time to time, may, without the consent of any Noteholders, enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

(a) to establish the form and terms of Notes permitted by Sections 2.1 and 2.5; or

(b) to evidence the succession of another entity to Unibanco and the assumption by any such successor of the covenants of Unibanco herein contained; or

(c) to evidence the succession of a new Trustee hereunder pursuant to Section 8.9; or

(d) to add further covenants of Unibanco and any restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance of a default in any such covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; or

(e) to convey, transfer and assign to the Trustee properties or assets to secure the Notes, and to correct or amplify the description of any property at any time subject to this Indenture or the Transaction Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture or the Transaction Documents; or

(f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify it under the Trust Indenture Act, if necessary, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

(g) to permit or facilitate the issuance of Notes in uncertificated form; or

(h) to cure any ambiguity, to correct or supplement any provision in this Indenture or the Transaction Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Noteholders in any material respect.

SECTION 11.3 Execution of Supplemental Indentures. In executing supplemental indentures permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee’s own rights, duties or immunities under this Indenture, the Notes or otherwise.

SECTION 11.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XI, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 11.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 11.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by Unibanco, bear a notation in form approved by Unibanco as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If Unibanco shall so determine, new Notes so modified as to conform, in the opinion of Unibanco and the Trustee, to any such supplemental indenture may be prepared and executed by Unibanco and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Article XII

SATISFACTION AND DISCHARGE

SECTION 12.1 Satisfaction and Discharge of Notes. (a) The Notes shall, on or prior to the Interest Payment Date with respect to the repayment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of Unibanco in respect of this Indenture and the Notes shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

(i) Unibanco shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and interest due and to become due on the Notes on or prior to the Interest Payment Date with respect to the repayment of principal thereof or upon redemption;

(ii) if any such deposit of money shall have been made prior to the Interest Payment Date with respect to the repayment of principal, the Optional Early Redemption

Date or the Early Tax Redemption Date of such Notes, as the case may be, Unibanco shall have delivered to the Trustee an Issuer Order stating that such money shall be held by the Trustee, in trust;

(iii) in the case of redemption of Notes, Unibanco Order with respect to such redemption pursuant to Article IV shall have been given to the Trustee; and

(iv) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the indebtedness of Unibanco with respect to the Notes shall not be deemed to be, or result in, a taxable event with respect to the Noteholders for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Noteholder either is not subject to, or is exempt from, United States federal income taxation.

(b) Upon satisfaction of the aforesaid conditions with respect to the Notes, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Notes.

(c) In the event that Notes which shall be deemed to have been paid as provided in this Section 12.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, Unibanco shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Notes, to such Noteholders to the effect that such Notes are deemed to have been paid and the circumstances thereof.

(d) Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of Unibanco and the Trustee in respect of such Notes under Sections 2.11, 2.12, 2.13 and 8.5 and this Article XII shall survive such satisfaction and discharge.

SECTION 12.2 Satisfaction and Discharge of Indenture. (a) This Indenture shall upon Unibanco Order cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of Unibanco, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(x) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.13 and (B) Notes deemed to have been paid in accordance with Section 12.1) have been delivered to the Trustee for cancellation; or

(y) all Notes not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with Section 12.1;

(ii) all other sums due and payable hereunder have been paid; and

(iii) Unibanco has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by Unibanco to evidence the termination of any and all Liens created by or with respect to this Indenture.

(c) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of Unibanco and the Trustee under Sections 2.11, 2.12, 2.13, 2.14 and 8.5 and this Article XII shall survive.

(d) Upon satisfaction and discharge of this Indenture as provided in this Section 12.2, the Trustee shall assign, transfer and turn over to or upon the order of Unibanco, any and all money, securities and other property then held by the Trustee for the benefit of the Noteholders, other than money deposited with the Trustee pursuant to Section 12.1(a) and interest and other amounts earned or received thereon.

SECTION 12.3 Application of Trust Money. The money deposited with the Trustee pursuant to Section 12.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on the Notes or portions of principal amount thereof in respect of which such deposit was made.

Article XIII

DEFEASANCE

SECTION 13.1 Unibanco’s Option to Effect Defeasance or Covenant Defeasance. Unibanco may at its option by a Board Resolution, at any time, elect to have either Section 13.2 or Section 13.3 applied to the Notes upon compliance with the conditions set forth below in this Article XIII.

SECTION 13.2 Defeasance and Discharge. Upon Unibanco’s exercise of the option provided in Section 13.1 to have this Section 13.2 applied to all the Notes, Unibanco shall be deemed to have been discharged from its obligations with respect to the Notes Outstanding on the date the conditions in Section 13.4 are satisfied (a “Defeasance”). For this purpose, such Defeasance means that Unibanco shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture, including the provisions of Article XII (and the Trustee, at the expense of Unibanco, shall execute proper instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Noteholders to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and interest (including any Additional Amounts) on the Notes when such payments are due, (b) Unibanco’s obligations with respect to such Notes under Sections 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 6.10, 8.4, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article XIII and Unibanco’s obligations to the Trustee under Section 8.5. Subject to compliance with this Article XIII, Unibanco may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3.

SECTION 13.3 Covenant Defeasance. Upon Unibanco’s exercise of the option provided in Section 13.1 to have this Section 13.3 applied to the Notes, (i) Unibanco shall be released from its obligations under Article VII with respect to the Notes and (ii) the occurrence of an event with respect to such Notes specified in Article VII (except with respect to Section 7.1(a), (b), (c), (d), and (f), shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.4 are satisfied (a “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes, Unibanco may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby.

SECTION 13.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.2 or Section 13.3 to the then Outstanding Notes:

(a) Unibanco shall irrevocably have deposited or caused to be deposited with the Trustee in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (i) U.S. dollars, or (ii) U.S. government obligations or (iii) a combination thereof, in an amount which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest (including Additional Amounts) on the Notes on the maturity date of such principal of or installment of interest (including Additional Amounts) in accordance with the terms of this Indenture and the Notes.

(b) In the case of an election under Section 13.2, Unibanco shall have delivered to the Trustee an Opinion of Counsel stating that (i) Unibanco has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States Federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

(c) In the case of an election under Section 13.3, Unibanco shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to United States Federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and Covenant Defeasance had not occurred.

(d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 7.1 (c) and (d) inclusive are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e) Such Defeasance or Covenant Defeasance shall not (i) cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any securities of Unibanco or (ii) result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Unibanco is a party or by which it is bound.

(f) Unibanco shall have delivered to the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Trustee as provided in clause (a) of this Section 13.4 will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of a Taxing Jurisdiction, except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Trustee as provided in clause (a) of this Section 13.4.

(g) Unibanco shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to either the Defeasance under Section 13.2 or the Covenant Defeasance under Section 13.3, as the case may be, have been complied with.

(h) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended.

SECTION 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 8.4, all money and U.S. government obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Unibanco acting as its own Paying Agent) as the Trustee may determine, to the Noteholders, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) Unibanco shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or the U.S. government obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders.

(c) Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to Unibanco from time to time upon request any money or U.S. government obligations held by it as provided in Section 13.4 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 13.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.2 or 13.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of Unibanco under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.2 or 13.3; provided, however, that if Unibanco makes any payment of principal of or interest on or Additional Amounts in respect of the Notes following the reinstatement of its obligations, Unibanco shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or the Paying Agent.

Article XIV

MISCELLANEOUS

SECTION 14.1 Compliance Certificates and Opinions. (a) Except as otherwise expressly provided by this Indenture, upon any application or request by Unibanco to the Trustee that the Trustee take any action under any provision of this Indenture, Unibanco shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) With the delivery of this Indenture, Unibanco is furnishing to the Trustee, and from time to time thereafter may furnish, an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Trustee receives a subsequent Officer’s Certificate, the Trustee shall be entitled to conclusively rely on the last such Officer’s Certificate delivered to it for purposes of determining the Authorized Representatives of Unibanco.

SECTION 14.2 Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of Unibanco may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of Unibanco stating that the information with respect to such factual matters is in the possession of Unibanco, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

(c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.3 Pledge of Interest in Accounts and Related Collateral . (a) Unibanco hereby pledges to the Trustee (for the benefit of the Noteholders) which pledge, for purposes of Brazilian law, is made pursuant to article 1431 et seq. and 1451 et seq. of the Brazilian Civil Code, and hereby grants to the Trustee for the benefit of the Noteholders a security interest in all of its rights, title and interest (if any) in (a) the Insurance Policy, (b) for the purposes contemplated in Section 5.1(a) hereof, (c) each Letter of Credit, (d) all Permitted Investments obtained with proceeds of the Reserve Account or the Payment Account, but, in the case of this clause (d) for the purposes contemplated in Section 5.1(a) hereof, (e) all interest, dividends, distributions, cash, instruments and other property (including, but not limited to, any securities, security entitlements and financial assets) from time to time received, receivable or on deposit in the Reserve Account or the Payment Account, but, in the case of this clause (e) for the purposes contemplated in Section 5.1(a) hereof, and (f) all proceeds of any of the foregoing (together, the “Collateral”). Unibanco agrees to take all such action as is necessary or as the Trustee may reasonably require, including delivering Opinions of Counsel in form and substance acceptable to the Trustee, as to the grant and perfection of the foregoing security interests.

(b) The security interest granted in the Collateral, except to the extent that withdrawals from the Reserve Account are otherwise limited as set forth in Section 5.1 hereof, shall secure the payment of all obligations of Unibanco now or hereafter existing under the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 5.4 Notices, etc. to Trustee. Any Act of Noteholders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

Trustee:	The Bank of New York 101 Barclay Street, 21W New York, NY 10286 Attention: Global Finance Unit Telecopier No.: (212) 815-5802

Unibanco:	Unibanco – União de Bancos Brasileiros S.A. Avenida Eusébio Matoso, 891 São Paulo, SP 05423-901 Brazil Attention : Márcia Freitas de Aguiar Telecopier : (55-11) 3097-4548

Copies of all notices received or given by the Trustee hereunder or under each other Transaction Documents shall be delivered concurrently with their delivery or promptly after their receipt, as applicable, (but in any event within one Business Day) hereunder to the Rating Agency at:

Moody’s Investors Service 99 Church Street New York, NY 10007 Attention: Latin American ABS Monitoring

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof

(unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

SECTION 14.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder, at its address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

SECTION 14.6 Conflict with Trust Indenture Act. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions, which are incorporated by reference in and made a part of this Indenture. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

As used within the Trust Indenture Act, the following terms have the following meanings:

"indenture securities" means the Notes,
"indenture security holder" means a Noteholder,
"indenture to be qualified" means this Indenture,
"indenture trustee" or "institutional trustee" means the Trustee, and
"obligor" on the indenture securities means Unibanco.

All other Trust Indenture Act terms used in this Indenture that are defined (i) by the Trust Indenture Act, (ii) by Trust Indenture Act reference to another statute or (iii) by SEC rule under the Trust Indenture Act have the meanings assigned to them by such definitions.

SECTION 14.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee and Unibanco shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

SECTION 14.9 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.11 Legal Holidays. In any case where the Optional Early Redemption Date, the Early Tax Redemption Date or any Interest Payment Date with respect to any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Optional Early Redemption Date, the Early tax Redemption Date or on the Interest Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Supplemental Indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue for the period from and after such Optional Early Redemption Date, Early Tax Redemption Date or Interest Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

SECTION 14.12 Currency Rate Indemnity. (a) Unibanco shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

(i) in the case of nonpayment by Unibanco of any amount due to the Trustee, on behalf of the Noteholders, under this Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by Unibanco; and

(ii) any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of Unibanco, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b) Unibanco agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Noteholder against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c) The above indemnities shall constitute separate and independent obligations of Unibanco from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of Unibanco for a liquidated sum or sums in respect of amounts due under this Indenture or the Notes.

SECTION 14.13 Communication by Noteholders with other Noteholders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture and the Notes. Unibanco, the Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 14.14 Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.15 Waiver of Jury Trial. UNIBANCO AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

SECTION 14.16 Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by Unibanco. Unibanco irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective , irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section

14.16 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 14.17 Submission to Jurisdiction, etc.(a)Unibanco and the Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States Federal court sitting in The City of New York, New York, United States, and any appellate court from any thereof, in any suit, action or proceeding arising out of this Indenture, the Notes or any of the other Transaction Documents to which each is or is to be a party, or for recognition or enforcement of any judgment, and Unibanco and the Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such Federal court . Unibanco and the Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Unibanco and the Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture, the Notes or any other Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Indenture, the Notes or any other Transaction Document in the courts of any jurisdiction.

(b) Unibanco hereby irrevocably appoints and empowers Unibanco, located at 65 East 55th Street, New York, New York 10022 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York State court or United States Federal court sitting in The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Unibanco will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, Unibanco will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). Unibanco irrevocably consents and agrees to the service and any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 14.4 or to any other address of which it shall have given notice pursuant to Section 14.4 or to its Process Agent. Service upon Unibanco or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to Unibanco shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

SECTION 14.18 Execution in Counterparts. This Indenture and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier shall be effective as delivery of an original executed counterpart of this Indenture.

SECTION 14.19 Entire Agreement. This Indenture, together with the Notes, the Insurance Policy, the Registration Rights Agreement, and the Insurance Side Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

SECTION 14.20 Joint Liability of Branch and Unibanco. Notwithstanding anything herein to the contrary, the Noteholders (by accepting the same), and Unibanco both acknowledge that the Notes shall be issued by Unibanco acting through the Branch and Noteholders shall be entitled to look for payment in US dollars (without duplication) from either the Branch from assets available to the Branch (wherever located) or from Unibanco from assets available to Unibanco (wherever located) and neither the Trustee (acting on behalf of the Noteholders), nor the Noteholders themselves shall be required to seek to collect any such payments from either Unibanco or the Branch before proceeding against the other or exhausting remedies against either the Branch or Unibanco before proceeding against the other.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A., acting through its Grand Cayman Branch

By: /s/ Luis Mauricio Jardins Name: Luiz Mauricio Jardins Title: Director

By: /s/ Marcelo Fanganiello Name: Marcelo Fanganiello Title:

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

By: /s/ Luis Mauricio Jardins Name: Luis Mauricio Jardins Title: Director

By: /s/ Marcelo Fanganiello Name: Marcelo Fanganiello Title:

WITNESSES:

1. /s/ Helga M. Camacho
Name: Helga M. Camacho

2. /s/_Claudia C.R. ViPiotti
Name: Claudia C.R. ViPiotti

THE BANK OF NEW YORK, as Trustee and as Paying Agent

By:/s/ Patricia M. Phillips Name: Patricia M. Phillips Title: Assistant Vice President

EXHIBIT A-1

FORM OF RULE 144A RESTRICTED GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO UNIBANCO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH UNIBANCO OR ANY AFFILIATE OF UNIBANCO WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO UNIBANCO OR AN AFFILIATE OF UNIBANCO, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER , IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S.$100,000, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, TO

A-1-1

WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

A-1-2

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.,

acting through its Grand Cayman Branch

STEP-UP SUBORDINATED CALLABLE NOTES DUE 2013

Rule 144A Restricted Global Note

No. R-1
CUSIP No.: 90457AAC0
ISIN No.: US90457AAC09

Common Code: 018232952

Principal Amount: US$88,500,000
Initial Issuance Date: December 12, 2003

This Note is one of a duly authorized issue of Notes of Unibanco – União de Bancos Brasileiros S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, acting through its Grand Cayman Branch (“Unibanco”), designated as its Step-Up Subordinated Callable Notes due 2013 (the “Notes”), issued in an initial aggregate principal amount of U.S.$ 200,000,000 under an indenture (the “Indenture”) dated as of December 12, 2003, between Unibanco and The Bank of New York, as paying and transfer agent and Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Unibanco, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Unibanco, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified above in U.S. dollars on December 15, 2013 (or earlier or later as provided in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below, except as otherwise provided in the Indenture.

Unibanco promises to pay interest as provided in the Indenture on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing June 15, 2004, (each an “Interest Payment Date”), at an initial note rate equal to 7.375% per annum until December 15, 2008, and thereafter at the rate of 9.375% per annum, except as otherwise provided in the Indenture. Principal, interest and other amounts due

A-1-3

on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment.

Payment of the principal of and interest and other amounts on this Note will be payable as provided in the Indenture by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by Unibanco on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by Unibanco and the Trustee only to the extent and in the circumstances permitted by the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes shall be issued only in fully registered form, without coupons. Notes sold pursuant to Rule 144A shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. Notes sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof.

As provided in the Indenture, prior to and at the time of due presentment of this Note for registration of transfer, Unibanco, the Trustee, the Note Registrar and any agent of Unibanco, the Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither Unibanco, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-1-4

IN WITNESS WHEREOF, Unibanco has caused this Note to be duly executed.

UNIBANCO – UNIÃO DE BANCOS
BRASILEIROS S.A.,
acting through its Grand Cayman Branch

By____________________________________
Name:
Title:

WITNESS 1:

By	_________________________________
Name:

WITNESS 2:

By	_________________________________
Name:

A-1-5

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:________________________________________
Authorized Signatory

Date: December 12, 2003

A-1-6

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears
on the face of this Note)

A-1-7

EXHIBIT A-2

FORM OF REGULATION S UNRESTRICTED GLOBAL NOTE

REGULATION S UNRESTRICTED GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO UNIBANCO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY OUTSIDE THE UNITED STATES, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE’) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH UNIBANCO OR ANY AFFILIATE OF UNIBANCO WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO UNIBANCO OR AN AFFILIATE OF UNIBANCO, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE

A-2-1

MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

A-2-2

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.,

acting through its Grand Cayman Branch

STEP-UP SUBORDINATED CALLABLE NOTES DUE 2013
REGULATION S UNRESTRICTED GLOBAL NOTE

No. S-1
CUSIP: G9191BAL2
ISIN No.: USD9191BAL20
Common Code: 018232952

Principal Amount: US$111,500,000 Initial Issuance Date: December 12, 2003

This Note is one of a duly authorized issue of Notes of Unibanco – União de Bancos Brasileiros S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, acting through its Grand Cayman Branch (the “Issuer”), designated as its Notes due 2013 (the “Notes”), issued in an initial aggregate principal amount of U.S.$200,000,000 under an indenture (the “Indenture”) dated as of December 12, 2003, among Unibanco and The Bank of New York, as paying and transfer agent and Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Unibanco, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Unibanco, for value received, hereby promises to pay to Cede & Co. or registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified above in U.S. dollars on December 15, 2013 (or earlier or later as provided in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below, except as otherwise described in the Indenture.

Unibanco promises to pay interest as provided in the Indenture on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent payment date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing June 15, 2004, (each an “Interest Payment Date”), at an initial note rate equal to 7.375% per annum until December 15, 2008, and thereafter at the rate of 9.375% per annum, except as otherwise provided in the Indenture. Principal, interest and other amounts due on this Note on any Interest Payment Date or otherwise will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment.

A-2-3

Payment of the principal of and interest and other amounts on this Note will be payable as provided in the Indenture by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest and other amounts on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by Unibanco on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes shall become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by Unibanco and the Trustee only to the extent and in the circumstances permitted by the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes shall be issued only in fully registered form, without coupons. Notes sold pursuant to Rule 144A shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. Notes sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and integral multiples of U.S.$1,000 in excess thereof.

As provided in the Indenture, prior to and at the time of due presentment of this Note for registration of transfer, Unibanco, the Trustee, the Note Registrar and any agent of Unibanco, the Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither Unibanco, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-2-4

IN WITNESS WHEREOF, Unibanco has caused this Note to be duly executed.

UNIBANCO – UNIÃO DE BANCOS
BRASILEIROS S.A..
acting through its Grand Cayman Branch

By___________________________________
Name:
Title:

WITNESS 1:

By	______________________________________
Name:

WITNESS 2:

By	______________________________________
Name:

A-2-5

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:____________________________________
Authorized Signatory

Date: December 12, 2003

A-2-6

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears
on the face of this Note)

A-2-7

EXHIBIT B

FORM OF AUTHENTICATION AND DELIVERY ORDER

The Bank of New York
     as Trustee
101 Barclay Street, 21W
New York, NY 10286

Ladies and Gentlemen:

Pursuant to Section 2.2 of the Indenture dated as of December 12, 2003, 2003 (the "Indenture") by and among Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch, as Issuer, The Bank of New York, as Trustee and The Bank of New York (Luxembourg) S.A. as Luxembourg Paying Agent, you are hereby ordered in your capacity as Trustee to authenticate U.S.$200,000,000 of Unibanco's Step-Up Subordinated Callable Notes due 2013 in the manner provided in the Indenture in global form and in the amounts of U.S.$88,500,000 in respect of the Rule 144A Restricted Global Note (CUSIP No. 90457AAC0) and U.S.$111,500,000 in respect of the Regulation S Unrestricted Global Note (CUSIP No. G9191BAL2) heretofore duly executed by the proper Authorized Representative of Unibanco and delivered to you as provided in the Indenture and to hold the Notes in your capacity as custodian for The Depository Trust Company. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

Date: December 12, 2003

UNIBANCO – UNIÃO DE BANCOS
BRASILEIROS S.A., acting through its Grand Cayman Branch

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

The Bank of New York
    as Trustee
101 Barclay Street, 21W
New York, NY 10286

Re: Unibanco - Uniao de Bancos Brasileiros S.A., acting through its Grand Cayman Branch Step-Up Subordinated Callable Notes due 2013 (the "Notes")

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 12, 2003 (as amended and supplemented from time to time, the “Indenture”), among Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch (the “Company”), as issuer, The Bank of New York, as Trustee and The Bank of New York (Luxembourg) S.A. as paying agent in Luxembourg. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of US$_______________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Restricted Global Note: , which represent an interest in a Restricted Global Note beneficially owned by] [in the case of a transfer of a certificated Note: held in the name of] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)     the offer of the Notes was not made to a person in the United States;

(b)     either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States (within the meaning of Regulation S) or (ii) the transaction is being executed in, on or through the facilities of a designated off-shore securities market (within the meaning of Regulation S) and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

C-1

(c)     no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)     if the transfer is being effected in accordance with Rule 903 under the Securities Act, the requirements of Rule 903(b)(2) have been satisfied;

(e)     if the transfer is being effected in accordance with Rule 904 under the Securities Act, we are not a distributor of the Notes, an affiliate of Unibanco, an affiliate of any distributor of the Notes or a person acting on behalf of any of the foregoing;

(f)     if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are a dealer in Notes or have received a selling concession, fee or other remuneration in respect of the Notes transferred hereby, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

(g)     if the transfer is being effected in accordance with Rule 904 under the Securities Act and we are an affiliate of Unibanco or of a distributor solely by virtue of holding a position as an officer or director of such person, then requirements of Rule 904(b)(2) have been satisfied;

(h)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(i)     we are the beneficial owner of the principal amount of Notes being transferred.

You and Unibanco are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________

__________________________________
Authorized Signature]

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
QUALIFIED INSTITUTIONAL BUYERS (QIBS)

[Date]

The Bank of New York
    as Trustee
101 Barclay Street, 21W
New York, NY 10286

Re: Unibanco - Uniao de Bancos Brasileiros S.A., acting through its Grand Cayman Branch Step-Up Subordinated Callable Notes due 2013 (the "Notes")

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 12, 2003 (as amended and supplemented from time to time, the “Indenture”), among Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch (the “Company”), as issuer, The Bank of New York, as Trustee and The Bank of New York (Luxembourg) S.A. as paying agent in Luxembourg. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to US$____________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Unrestricted Global Note: which represents an interest in a Regulation S Unrestricted Global Note beneficially owned by] [in the case of a transfer of a certificated Note: which are held in the name of] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Restricted Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction. The Transferor and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the Transferor may be relying on Rule 144A in connection with the transfer.

D-1

You and Unibanco are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________
    Authorized Signature

D-2

EXHIBIT E

FORM OF INITIAL NOTICE TO INSURER

[Date]

VIA FACSIMILE

Steadfast Insurance Company
c/o Zurich Emerging Markets Solutions
1201 F Street, N.W., Suite 250
Washington D.C. 20004

Attention: Daniel Riordan

Ladies and Gentlemen:

Reference is hereby made to (i) the Indenture, dated as of December 12, 2003 (as amended and supplemented from time to time, the “Indenture”), between Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch (“Unibanco”), as issuer, The Bank of New York, as Trustee and The Bank of New York (Luxembourg) S.A. as paying agent in Luxembourg and (ii) the Insurance Policy for Expropriation and Currency Inconvertibility Event (No. [?])(as amended and supplemented from time to time, the “Policy”) dated December 12, 2003 issued for the benefit of the Trustee by Steadfast Insurance Company (the “Insurer”). Capitalized terms not defined herein shall have the meanings set forth in the Policy.

By this notice, the Trustee, acting on behalf of the holders of Unibanco’s Step-Up Subordinated Callable Notes due 2013 (the “Notes”), hereby informs you as follows:

1.     Unibanco has informed the Trustee that it desires to make a payment of U.S.$           in respect of [[principal] [interest] [Additional Amounts] [other amounts due under the Notes and the Indenture] to be paid under the Indenture but is unable to do so as a result of an [Expropriation Event] [Inconvertibility Event].

2.     The Trustee informs you that it has received R$           in Brazil from Unibanco in satisfaction of the obligations of Unibanco under the Indenture in respect of the amounts referred to in paragraph 1 above and is unable to convert such reais amount into U.S. dollars as a result of circumstances reasonably believed by the Trustee to constitute an [Expropriation Event] [Inconvertibility Event].

E-1

3.     By this notice, the Trustee hereby notifies the Insurer of its intent to make a claim for compensation in respect of the matters covered by paragraph 2 above.

4.     The Trustee requests written indication within 20 calendar days from the date hereof from the Insurer as to (i) acceptance of this notice and (ii) any information or actions required of the Trustee in order to perfect and obtain payment of such claim.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF INCONVERTIBILITY CERTIFICATE

[DATE]

The Bank of New York
101 Barclay Street, 21W
New York, NY 10286

Ladies and Gentlemen:

Reference is hereby made to (i) the Indenture, dated as of December 12, 2003 (as amended and supplemented from time to time, the “Indenture”), between Unibanco – União de Bancos Brasileiros S.A., acting through its Grand Cayman Branch (“Unibanco”), as issuer, The Bank of New York, as Trustee and The Bank of New York (Luxembourg) S.A. as paying agent in Luxembourg and (ii) the Insurance Policy for Expropriation and Currency Inconvertibility Event (No. [?])(as amended and supplemented from time to time, the “Policy”) dated December 12, 2003 issued for the benefit of the Trustee by Steadfast Insurance Company (the “Insurer”). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

Pursuant to Section 2.6 of the Indenture, Unibanco hereby certify to you, the Trustee, acting on behalf of the holders of Unibanco’s Step-Up Subordinated Callable Notes due 2013 (the “Notes”), as follows:

(i)     Unibanco is unable to repay the principal amount of the Notes;

(ii)     [The Insurance Policy and the other Insurance Documents are in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount] [The Insurance Policy and the other Insurance Documents are not in effect and the amount available under any Letters of Credit (together with any amounts then on deposit in the Reserve Account) is at least equal to the Required Amount]

(iii)     Unibanco does not have U.S. dollar funds available outside Brazil to satisfy its obligations under the Indenture and the Notes;

(iv)     Unibanco has funds in reais but is unable to convert such funds and transfer them outside of Brazil to the Trustee for payment of amounts due under or in respect of the Notes due to the occurrence and continuation of an Expropriation Event or Inconvertibility Event which occurred on _________________; and

(v)     Unibanco has used its best efforts to either convert and transfer the funds referred to in clause (iv) above.

F-1

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

By:
Name:
Title:

By:
Name:
Title:

F-2